                                                                   Exhibit 10.25



                            ASSET PURCHASE AGREEMENT

                          dated as of February 27, 1998

                                      among

                        PARKEDALE PHARMACEUTICALS, INC.,

                             PARKE, DAVIS & COMPANY

                                       and

                             WARNER-LAMBERT COMPANY

                          with respect to the assets of
                            WARNER-LAMBERT COMPANY'S

                   PARKEDALE STERILE MANUFACTURING OPERATIONS

                                TABLE OF CONTENTS


ARTICLE I -   DEFINITIONS...................................................... 1

   1.01 Definitions............................................................ 1

   Accounts Receivable......................................................... 1
   Actions or Proceedings...................................................... 2
   Active Employees............................................................ 2
   Affiliate................................................................... 2
   Agreement................................................................... 2
   Assets   ................................................................... 2
   Assets and Properties....................................................... 2
   Assignment Instruments...................................................... 2
   Assumed Liabilities......................................................... 2
   Assumption Instruments...................................................... 2
   Benefit Plan................................................................ 2
   Books and Records........................................................... 2
   Business.................................................................... 2
   Business Books and Records.................................................. 2
   Business Combination........................................................ 3
   Business Contracts.......................................................... 3
   Business Day................................................................ 3
   Business Licenses........................................................... 3
   CERCLA ..................................................................... 3
   Claim Notices............................................................... 3
   Closing..................................................................... 3
   Closing Date................................................................ 3
   COBRA....................................................................... 3
   Code     ................................................................... 3
   Collective Bargaining Agreement............................................. 3
   Condition of the Seller's Business.......................................... 3
   Consent Decree.............................................................. 3
   Contract.................................................................... 3
   Cut-off Date................................................................ 3
   DEA      ................................................................... 4
   Disclosure Schedule......................................................... 4
   Discontinued or Withdrawn Products.......................................... 4
   Dispute Period.............................................................. 4
   Employee.................................................................... 4
   Environmental Laws.......................................................... 4
   ERISA    ................................................................... 4
   Establishedment License..................................................... 4
   Excluded Assets............................................................. 4
   FDA      ................................................................... 4
   FDA Audit................................................................... 4
   General Assignment and Assumption........................................... 4
   Governmental or Regulatory Authority........................................ 4
   Hazardous Substances........................................................ 4
   Hazardous Wastes............................................................ 5
   HSR Act..................................................................... 5
   Improvements................................................................ 5
   Inactive Employees.......................................................... 5
   Indebtedness................................................................ 5
   Indemnified Party........................................................... 5
   Indemnifying Party.......................................................... 5
   Indemnity Notice............................................................ 5
   Intangible Personal Property................................................ 5
   Intellectual Property....................................................... 5
   Inventory................................................................... 6
   IRS      ................................................................... 6
   Laws     ................................................................... 6
   Liabilities................................................................. 6


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

   Licenses.................................................................... 6
   Liens    ................................................................... 6
   Loss     ................................................................... 6
   Modifications............................................................... 6
   New Hire Date............................................................... 6
   OCAW Agreement.............................................................. 6
   Operative Agreements........................................................ 6
   Order    ................................................................... 6
   Permits..................................................................... 6
   Permitted Lien.............................................................. 7
   Person   ................................................................... 7
   Personal Property Leases.................................................... 7
   Petroleum Products.......................................................... 7
   Plan     ................................................................... 7
   Post-Closing Tax Period..................................................... 7
   Pre-Closing Tax Period...................................................... 7
   Prepaid Expenses............................................................ 7
   Purchase Price.............................................................. 7
   Purchaser................................................................... 7
   RCRA........................................................................ 7
   Real Property............................................................... 7
   Real Property Leases........................................................ 7
   Release..................................................................... 7
   Representatives............................................................. 7
   Resolution Period........................................................... 8
   Retained Liabilities........................................................ 8
   Retirement Plan............................................................. 8
   Savings Plan................................................................ 8
   Security Agreements......................................................... 8
   SOPS     ................................................................... 8
   Tangible Personal Property.................................................. 8
   Tax      ................................................................... 8
   Third Party Claim........................................................... 8
   Third Party Consent......................................................... 8
   Third Party Product Lot..................................................... 8
   Transferred Employees....................................................... 8
   Union    ................................................................... 8
   Vehicles.................................................................... 8
   WL Severance Plan........................................................... 8
   Year 2000 Issue............................................................. 8
   Construction of Certain Terms and Phrases................................... 9

ARTICLE II - SALE OF ASSETS AND CLOSING........................................ 9

   2.01     Assets............................................................. 9



   2.02     Liabilities........................................................ 12
   2.03     Purchase Price; Allocation......................................... 13
   2.04     Closing............................................................ 13
   2.05     Further Assurances; Post-Closing Cooperation....................... 14
   2.06     Third Party Consents............................................... 15
   2.07     Insurance Proceeds................................................. 15
   2.08     Year 2000.......................................................... 16

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS........................ 16

   3.01     Corporate Existence................................................ 16
   3.02     Authority.......................................................... 16
   3.03     No Conflicts....................................................... 16
   3.04     Governmental Approvals and Filings................................. 17
   3.05     Profit and Loss Statements......................................... 17
   3.06     Taxes.............................................................. 17
   3.07     Legal Proceedings.................................................. 17
   3.08     Compliance With Laws and Orders.................................... 18
   3.09     Employee Benefit Plans............................................. 18
   3.10     Employees.......................................................... 19
   3.11     Labor Relations.................................................... 19
   3.12     Real Property...................................................... 20
   3.13     Tangible Personal Property......................................... 21
   3.14     Intellectual Property Rights....................................... 21
   3.15     Contracts.......................................................... 22
   3.16     Licenses........................................................... 23
   3.17     Inventory.......................................................... 23
   3.18     Insurance.......................................................... 23
   3.19     Affiliate Transactions............................................. 24
   3.20     Environmental Matters.............................................. 24
   3.21     Vehicles........................................................... 25
   3.22     Brokers............................................................ 25
   3.23     Suppliers.......................................................... 25
   3.24     Conduct of Business................................................ 26
   3.25     Compliance with Consent Decree..................................... 26
   3.26     Debarment.......................................................... 26
   3.27     DEA................................................................ 26
   3.28     Disclosure......................................................... 26

ARTICLE IV - REPRSENTATIONS AND WARRANTIES OF PURCHASER........................ 27

   4.01     Corporate Existence................................................ 27
   4.02     Authority.......................................................... 27
   4.03     No Conflicts....................................................... 27
   4.04     Governmental Approvals and Filings................................. 28
   4.05     Legal Proceedings.................................................. 28


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

   4.06     Brokers............................................................ 28
   4.07     Financing.......................................................... 28

ARTICLE V - COVENANTS OF SELLERS............................................... 28

   5.01     Regulatory and Other Approvals..................................... 28
   5.02     HSR Filings........................................................ 29
   5.03     Investigation by Purchaser........................................  29
   5.04     Conduct of Business................................................ 29
   5.05     Use of Trademarks and Trade Names.................................. 29
   5.06     Certain Restrictions............................................... 30
   5.07     Delivery of Books and Records, etc.; Removal of Property..........  30
   5.08     Fulfillment of Conditions.......................................... 31
   5.09     Permits............................................................ 31
   5.10     Remedial Actions................................................... 31
   5.11     Guaranty........................................................... 31

ARTICLE VI - CONVENANTS OF PURCHASER........................................... 32

   6.01     Regulatory and Other Approvals..................................... 32
   6.02     HSR Filings........................................................ 32
   6.03     Union Negotiations................................................. 32
   6.04     FDA Audit.......................................................... 32
   6.05     FDA Modifications and Powerhouse Repairs........................... 33
   6.06     Third Party Manufacturing Business Responsibility.................. 33
   6.07     Fulfillment of Conditions.......................................... 34
   6.08     Additional Obligations............................................. 34
   6.09     Consent Decree..................................................... 34
   6.10     Parkedale Name..................................................... 35
   6.11     Establishment License.............................................. 35

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF PURCHASER........................... 36

   7.01     Representations and Warranties..................................... 36
   7.02     Performance........................................................ 36
   7.03     Officers' Certificates............................................. 36
   7.04     Orders and Laws.................................................... 37
   7.05     Regulatory Consents and Approvals.................................. 37
   7.06     Third Party Consents............................................... 37
   7.07     Opinion of Counsel................................................. 37
   7.08     Deliveries......................................................... 37

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF SELLERS............................ 37

    8.01     Representations and Warranties.................................... 38
    8.02     Performance....................................................... 38



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

    8.03     Officers' Certificates............................................ 38
    8.04     Orders and Laws................................................... 38
    8.05     Regulatory Consents and Approvals................................. 38
    8.06     Third Party Consents.............................................. 38
    8.07     Opinion of Counsel................................................ 38
    8.08     Deliveries........................................................ 38

ARTICLE IX - TAX MATTERS....................................................... 39

    9.01     Transfer Tax...................................................... 39
    9.02     Allocation of Taxes............................................... 39
    9.03     Other Taxes....................................................... 39

ARTICLE X - EMPLOYEE MATTERS................................................... 40

    10.01    Definitions....................................................... 40
    10.02    Employment of Employees of the Business........................... 40
    10.03    Obligation to the Employees....................................... 40
    10.04    Severance......................................................... 41
    10.05    Medical Coverage.................................................. 41
    10.06    Retirement and Savings Plan....................................... 41
    10.07    Vacation Pay...................................................... 42
    10.08    Records........................................................... 42
    10.09    Workers Compensation.............................................. 42
    10.10    Union............................................................. 42

ARTICLE XI - SURVIVAL; NO OTHER REPRESENTATIONS................................ 42

    11.01    Survival of Representations, Warranties, Covenants and Agreements. 42
    11.02    No Other Representations.......................................... 43

ARTICLE XII - INDEMNIFICATION.................................................. 43

    12.01    Indemnification................................................... 43
    12.02    Method of Asserting Claims........................................ 46
    12.03    Exclusivity....................................................... 48

ARTICLE XIII - TERMINATION..................................................... 49

    13.01    Termination....................................................... 49
    13.02    Effect of Termination............................................. 49

ARTICLE XIV - MISCELLANEOUS.................................................... 49

    14.01    Notices........................................................... 49
    14.02    Bulk Sales Act.................................................... 50


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

    14.03    Entire Agreement.................................................. 51
    14.04    Expenses.......................................................... 51
    14.05    Public Announcements.............................................. 51
    14.06    Confidentiality................................................... 51
    14.07    Waiver............................................................ 52
    14.08    Amendment......................................................... 52
    14.09    No Third Party Beneficiary........................................ 52
    14.10    No Assignment; Binding Effect..................................... 52
    14.11    Headings.......................................................... 52
    14.12    Invalid Provisions................................................ 53
    14.13    Governing Law..................................................... 53
    14.14    Counterparts...................................................... 53




Disclosure Schedule


Exhibits

        A     General Assignment and Assumption
        B     Seller's Officers' Certificate
        C     Seller's Secretary's Certificate
        D     Seller's Opinion of Counsel
        E     Product Asset Purchase Agreement
        F     Manufacturing Agreement (Parkedale Pharmaceuticals, Inc. as Owner)
        G     Transition Services Agreement
        H     Manufacturing Agreement (Warner-Lambert Company as Owner)
        I     Clinical and Toxicology Manufacturing Supply Agreement
        J     License Agreements
        K     Guaranty Agreement
        L     Purchaser's Officers' Certificate
        M     Purchaser's Secretary's Certificate
        N     Purchaser's Opinion of Counsel


Schedules


Exhibits



                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT dated as of February 27, 1998, is made and entered into by and among Parkedale Pharmaceuticals, Inc., a Michigan corporation ("Purchaser"), Warner-Lambert Company, a Delaware corporation ("WL"), and Parke, Davis & Company, a Michigan corporation, which is a wholly-owned subsidiary of WL ("PD")(PD and WL are identified together as "Sellers"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.01.

     WHEREAS, utilizing certain real and personal property of PD, WL is engaged in the business of manufacturing, packaging, testing and distributing, certain pharmaceutical products for third party customers, at or in relation to its Parkedale sterile manufacturing facility located in Rochester, Michigan (the "'Facility"). Such business is hereinafter referred to as the "Business";


     WHEREAS, PD owns the land, buildings and certain depreciable assets at the Facility;

     WHEREAS, WL and PD each desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Sellers, certain of the assets relating to the operation of the Business (excluding, any assets related solely to the manufacture, packaging, development, testing, distribution, marketing and sale of WL products currently being manufactured at the Facility), and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Sellers relating to the Business and the Facility, all on the terms set forth herein; and

     WHEREAS, in connection with the transactions contemplated by this Agreement, WL and Purchaser will enter into that certain Product Asset Purchase Agreement pursuant to which WL will sell certain assets related to the Products (as that term is defined in the Product Asset Purchase Agreement) and Purchaser will assume certain liabilities related to such Products (the "Product Asset Purchase Agreement"). This Agreement does not address the terms and conditions of the sale of the Products and the related assets which are being sold pursuant to the terms of the Product Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "Accounts Receivable" has the meaning ascribed to it in Section
2.01(b)(ix).

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

     "Active Employees" has the meaning ascribed to it in Section 10.01.

     "Affiliate" means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means ownership of 50% or more of the voting or income interest in such Person.

     "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Articles VII and VIII, as the same shall be amended from time to time in accordance with the terms hereof.

     "Assets" has the meaning ascribed to it in Section 2.01 (a).

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or d by such Person.

     "Assignment Instruments" has the meaning ascribed to it in Section 2.04.

     "Assumed Liabilities" has the meaning ascribed to it in Section 2.02(a).

     "Assumption Instruments" has the meaning ascribed to it in Section 2.04.

     "Benefit Plan" means any Plan established by either Seller, or any predecessor or Affiliate of such Seller, existing at the Closing Date or at any time within the five (5) year period prior thereto, to which such Seller contributes or has contributed on behalf of any Employee or former Employee, or under which any Employee or former Employee of such Seller, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights.

     "Books and Records" of any Person means, without any limitation, all files, documents, instruments, papers, books and records (financial or other) relating to the business, results of operations and Assets and Properties of such Person, including, without limitation, budgets, pricing guidelines, ledgers, journals, deeds, title policies, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data, plans and environmental studies together with all internal and external correspondence, historical records and copies of the foregoing.

     "Business" has the meaning ascribed to it in the forepart of this Agreement.

     "Business Books and Records" has the meaning ascribed to it in Section 2.01(a)(x).

     "Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a party or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

     "Business Contracts" has the meaning ascribed to it in Section 2.01(a)(vi).

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Michigan are authorized or obligated to close.

     "Business Licenses" has the meaning ascribed to it in Section
2.01(a)(viii).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

     "Claim Notice" means written notification pursuant to Section 12.02(a) of a Third Party Claim as to which indemnity under Section 12.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 12.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

     "Closing" means the closing of the transactions contemplated by Section
2.04.

     "Closing Date" means (a) March 15, 1998 or (b) such other date as Purchaser and Sellers mutually agree upon in writing.

     "COBRA" means the Consolidated Budget Reconciliation Act of 1985, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Collective Bargaining Agreement" has the meaning ascribed to it in Section 3.11.

     "Condition of the Seller's Business" means, with respect to WL, the business, financial condition, results of operations and Assets of the Business and, with respect to PD, the Assets of PD being assigned, sold or transferred by PD to Purchaser pursuant to this Agreement.

     "Consent Decree" has the meaning ascribed to it in Section 3.25.

     "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

     "Cut-off Date" means, with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date on which such representation, warranty, covenant or agreement ceases to survive as provided in clause (b), (c) or (d) of Section 11.01, as applicable.

     "DEA" has the meaning ascribed to it in Section 3.27.

     "Disclosure Schedule" means the record delivered to Purchaser by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement.

     "Discontinued or Withdrawn Products" means Ophthochlor(R) (chloramphenicol ophthalmic solution), Ophthocort(R) (chloramphenicol, polymyxin B sulfate and hydrocortisone acetate ophthalmic ointment), Chloromycetin(R) Hydrocortisone Ophthalmic Chloromycetin(R) (chloramphenicol capsules), Surital(R), Theelin(R), Pitocin(R), Procan(R) SR (procainamide hydrochloride extended-release tablets, 500 mg, 750 mg and 1000 mg tablets), Procan(R) capsules, Aplitest(R) (Tuberculin), Poison Ivy Extract, Fluogen(R), ACTH for injection and Vira-A(R) for infusion.

     "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

     "Employee" means each employee or officer of a Seller engaged exclusively in the conduct of the Business and who is located at the Facility.

     "Environmental Laws" means any federal, state or local law, regulation, ordinance or Order, including but not limited to CERCLA, RCRA and the Hazardous Materials Transportation Act in existence as of the Closing Date which govern:
(i) the existence or remediation of contamination on the Real Property; (ii) the emission or discharge of Hazardous Substances into the environment; (iii) the control of Hazardous Wastes; or (iv) the use, generation, transport, treatment, storage, disposal or removal of Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Establishment License" means Establishment License Number 1 issued by FDA to Sellers.

     "Excluded Assets" has the meaning ascribed to it in Section 2.01(b).

     "FDA" means the United States Food and Drug Administration.

     "FDA Audit" has the meaning ascribed to it in Section 5.10.

     "General Assignment and Assumption" has the meaning ascribed to it in
Section 2.04.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, or any domestic state, county, city or other political subdivision.

     "Hazardous Substances" means (A) any Petroleum Products, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which cause the Real Property or the property subject to the Real Property Leases to be in violation of any Environmental Law; (B) asbestos which is friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of regulatory requirements, or radon gas; and (C) any chemical, material or substance defined as, or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable Environmental Law.

     "Hazardous Wastes" means hazardous wastes as defined by RCRA and the regulations thereunder.

     "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

     "Improvements" has the meaning ascribed to it in Section 2.01(a)(i).

     "Inactive Employees" has the meaning ascribed to it in Section 10.01.

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Party" means any Person claiming indemnification under any provision of Article XII, including without limitation, a Person asserting a claim pursuant to Section 12.02(c).

     "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XII, including without limitation a Person against whom a claim is asserted pursuant to Section 12.02(c).

     "Indemnity Notice" means written notification pursuant to Section 12.02(b) of a claim for indemnity under Article XII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

     "Intangible Personal Property" has the meaning ascribed to it in Section 2.01(a)(vii).

     "Intellectual Property" means all of the following without limitation and whether registered, issued, pending or in a draft form: patents, application for patents, trademarks and trademark rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, product names, logos, slogans, trade secrets, trade dress, processes, designs, methodologies, technical information, technical drawings and know-how, relating exclusively to the Business, except that WL shall retain the right to any know-how or trade dress utilized in connection with any of its other businesses.

     "Inventory" has the meaning ascribed to it in Section 2.01(a)(iii).

     "IRS" means the United States Internal Revenue Service.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any domestic state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority, including all applications, renewals or extensions therefor.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, amounts paid in settlement, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

     "Modifications" has the meaning ascribed to it in Section 5.10.

     "New Hire Date" has the meaning ascribed to it in Section 10.01.

     "OCAW Agreement" has the meaning ascribed to it in Section 6.03.

     "Operative Agreements" means, collectively, the General Assignment and Assumption and the other Assignment Instruments, and the other Assumption Instruments, the Product Asset Purchase Agreement, those certain Manufacturing Agreements between WL and Purchaser (the "Manufacturing Agreements"), that certain

Transition Services Agreement between WL and Purchaser dated the date hereof (the "Transition Services Agreement"), those certain License Agreements (the "License Agreements") between WL and Purchaser, that certain Clinical and Toxicology Product Manufacturing Supply Agreement between WL and Purchaser, that certain Guaranty Agreement by King Pharmaceuticals, Inc., a Tennessee corporation, in favor of Sellers and any support or other agreements to be entered into in connection with the transaction.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Permits" has the meaning ascribed to it in Section 3.08.

     "Permitted Lien" means (i) any Lien for any Tax not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien unknown by Seller or disclosed to Purchaser by Seller in the Disclosure Schedule or in any title report or title search obtained by Purchaser prior to the date hereof.

     "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Personal Property Leases" has the meaning ascribed to it in Section 2.01(a)(v).

     "Petroleum Products" means petroleum, gasoline, oil, fuel oil, diesel fuel and petroleum solvents.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation day, or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Post-Closing Tax Period" means any Tax period (or portion thereof) ending on or after the Closing Date.

     "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending before the Closing Date.

     "Prepaid Expenses" has the meaning ascribed to it in Section 2.01(b)(x).

     "Purchase Price" has the meaning ascribed to it in Section 2.03(a) .

     "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

     "RCRA" means the Resources Conservation and Recovery Act and rules and regulations promulgated thereunder.

     "Real Property" has the meaning ascribed to it in Section 2.01(a)(i).

     "Real Property Leases" has the meaning ascribed to it in Section
2.01(a)(ii).

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

     "Representatives" has the meaning ascribed to it in Section 5.03.

     "Resolution Period" means the period ending one hundred twenty (120) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

     "Retained Liabilities" has the meaning ascribed to it in Section 2.02(b).

     "Retirement Plan" has the meaning ascribed to it in Section 10.06(a).

     "Savings Plan" has the meaning ascribed to it in Section 10.06(b).

     "Security Agreements" means any security arrangements and collateral securing the repayment or other satisfaction of the Accounts Receivable.

     "SOPs" has the meaning ascribed to it in Section 6.08.

     "Tangible Personal Property" has the meaning ascribed to it in Section 2.01(a)(iv).

     "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, value added, franchise, capital, paid-up capital, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

     "Third Party Claim" has the meaning ascribed to it in Section 12.02(a).

     "Third Party Consent" has the meaning ascribed to it in Section 2.06.

     "Third Party Product Lot" has the meaning ascribed to it in Section
6.06(a).

     "Transferred Employees" has the meaning ascribed to it in Section 10.01.

     "Union" shall mean the Oil, Chemical and Atomic Workers International Union, local 7-176.

     "Vehicles" has the meaning ascribed to it in Section 2.01(a)(ix).

     "WL Severance Plan" has the meaning ascribed to it in Section 10.04.

     "Year 2000 Issue" means any error, omission, gap or malfunction in computer programming, data processing or operations arising from or relating to the inability or failure of electronic data processing equipment, microprocessors, computer hardware, computer software, microcontrollers, media, data, microchips embedded in computer or non-computer equipment or any other computerized or electronic equipment or components to recognize, interpret, process or differentiate between years in different centuries; or any other data processing problems associated with the inability at any time to accurately process data involving dates on or after January 1, 2000.

     (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of Sellers in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                   ARTICLE II

                           SALE OF ASSETS AND CLOSING

     2.01 Assets. (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, WL and PD shall each sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, free and clear of all Liens other than Permitted Liens, all right, title and interest in, to and under the following Assets and Properties owned by WL and/or PD, as the case may be, but only to the extent used solely in connection with the Business, except as otherwise provided in Section 2.01(b), as the same shall exist on the Closing Date (collectively with any proceeds and awards referred to in Section 2.07, the "Assets"):

     (i) Real Property. The real property described in Section 2.01(a)(i) of the Disclosure Schedule, and all of the rights arising out of the ownership thereof or appurtenant thereto (the "Real Property"), together with all buildings, structures, facilities, fixtures and other improvements thereto (the "Improvements");

     (ii) Real Property Leases. (A) The leases and subleases of real property described in Section 2.01(a)(ii)(A) of the Disclosure Schedule, copies of which shall be delivered to Purchaser at or prior to the Closing, as to which a Seller is the lessor or sublessor and (B) the leases and subleases of real property described in Section 2.01(a)(ii)(B) of the Disclosure Schedule, copies of which shall be delivered to Purchaser at or prior to the Closing, as to which a Seller is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon as described in Section 2.01(a)(ii)(B) of the Disclosure Schedule, copies of which shall be delivered to Purchaser at or prior to the Closing, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the leases and subleases described in subclauses (A) and (B), the "Real Property Leases");

     (iii) Inventory. All inventories of demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted which are used by a Seller solely in the conduct of the Business, together with all rights of such Seller against suppliers of such inventories (the "Inventory");

     (iv) Tangible Personal Property. All furniture, fixtures, tools, dies, molds, industrial models, equipment, machinery, all computer software and hardware and other accessories related thereto, including any computer equipment which operates the heating, ventilating, air conditioning and security systems at the Facility, and other tangible personal property (other than Vehicles) used solely in the conduct of the Business at the Facility or at any location subject to a Real Property Lease (including, but not limited to, the items listed in Section 2.01(a)(iv) of the Disclosure Schedule), (the "Tangible Personal Property");

     (v) Personal Property Leases. (A) The leases or subleases of Tangible Personal Property described in Section 2.01(a)(v)(A) of the Disclosure Schedule, copies of which shall be delivered to Purchaser at or prior to the Closing, as to which a Seller is the lessor or sublessor and (B) the leases of Tangible Personal Property described in Section 2.01(a)(v)(B) of the Disclosure Schedule, copies of which shall be delivered to Purchaser at or prior to the Closing, as to which a Seller is the lessee or sublessee, together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B) are referred to herein as the "Personal Property Leases");

     (vi) Business Contracts. To the extent their transfer is permitted under the terms thereof, all Contracts (other than the Real Property Leases, the Personal Property Leases and the Collective Bargaining Agreement) to which a Seller is a party and evidencing transactions relating solely to the conduct of the Business, including, without limitation, Contracts relating to suppliers' purchase orders and manufacturing arrangements for amounts individually in excess of $25,000.00 as described in Section 2.01(a)(vi) of the Disclosure Schedule. Copies of the Contracts described in Section 2.01(a)(vi) of the Disclosure Schedule shall be delivered to Purchaser at or prior to Closing (the "Business Contracts");

     (vii) Intangible Personal Property. All Intellectual Property used solely in the conduct of the Business (including WL's and/or PD's, as the case may be, goodwill therein, as the case may be) and all other rights, privileges, claims, causes of action and options relating or pertaining solely to the Business or the Assets (the "Intangible Personal Property");

     (viii) Licenses. To the extent their transfer is permitted under the terms thereof or under applicable Laws, all Licenses utilized solely in the conduct of the Business, including, but not limited to, the Licenses listed in Section 2.01(a)(viii) of the Disclosure Schedule (the "Business Licenses"). Copies of such listed Licenses shall be delivered to Purchaser on or prior to the Closing Date;

     (ix) Vehicles. All motor vehicles owned by a Seller and used solely in the conduct of the Business, as listed in Section 2.01(a)(ix) of the Disclosure Schedule, copies of which shall be delivered to Purchaser at or prior to the Closing, (the "Vehicles");

     (x) Books and Records. Except as set forth in Section 5.07(a), all Books and Records used solely in the conduct of the Business or otherwise relating solely to the Assets, other than the minute books, stock transfer books and corporate seal of a Seller, which relate to the conduct of such Business or Assets for the period beginning January 1, 1993 and with respect to those books and records which are material to the operation of the Business or the Assets, and to the extent necessary to the conduct of the Business, any additional Books and Records requested by Purchaser (the "Business Books and Records"). To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used in connection with any of WL's or PD's businesses other than the Business or (y) are required by Law to be retained by WL or

PD, as the case may be, WL and/or PD, as the case may be, may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x), information solely concerning WL's or PD's, as the case may be, businesses other than the Business, has been deleted;

     (xi) Litigation Claims. Any rights (including indemnification rights), claims and recoveries under litigation against third parties arising out of or relating to events occurring after the Closing Date; and

     (xii) Goodwill. All goodwill associated with the Business other than goodwill associated with any trademark, trade name, service mark, service name, slogan or logo which was (A) used by Sellers prior to the date hereof and (B) not transferred to Purchaser pursuant to this Agreement or the Operative Agreements.

     (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of WL and/or PD, as the case may be (the "Excluded Assets") shall be excluded from and shall not constitute
Assets:

     (i) Cash. Cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents, except for the Landlord Security Deposits pursuant to Section 5.07 of this Agreement;

     (ii) Insurance. Life insurance policies of officers and other employees of WL and PD and all other insurance policies relating to the operation of the Business;

     (iii) Employee Benefit Plans. All assets owned or held by any Benefit
Plans;

     (iv) Tax Refunds. All refunds or credits, if any, of Taxes due to or from WL or PD, as the case may be, which cannot be assigned by Law;

     (v) Real and Personal Property.Any real or personal property that is not described in Sections 2.01(a)(i), (iv), (vii) or (ix);

     (vi) Corporate Records. The minute books, stock transfer books and corporate seal of WL and/or PD;

     (vii) Litigation Claims. Any rights (including indemnification), claims and recoveries under litigation of WL and/or PD, as the case may be, against third parties arising out of or relating to events occurring prior to the Closing Date;

     (viii) Excluded Obligations. The obligations of WL and/or PD, as the case may be, in, to and under all Contracts of any nature, which are not assumed by Purchaser pursuant to Section 2.02(b);

     (ix) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business prior to the Closing Date and the Security Agreements related thereto, including any rights of a Seller with respect to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable");

     (x) Prepaid Expenses. All prepaid expenses relating to the Business, including, but not limited to, the items listed in Section 2.01(b)(x) of the Disclosure Schedule (the "Prepaid Expenses"); and

     (xi) WL's and PD's rights under this Agreement.

     2.02 Liabilities. (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due only the following obligations of WL or PD, as the case may be, arising solely in connection with the operation of the Business, as the same shall exist on the Closing Date together with all rights, claims and defenses of Seller (and the right to assert such rights, claims and defenses) in, to and against such obligations (the "Assumed Liabilities"), and no others:

     (i) Real Property Lease Obligations. All obligations of WL or PD, as the case may be, under the Real Property Leases arising or to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

     (ii) Personal Property Lease Obligations. All obligations of WL or PD, as the case may be, under the Personal Property Leases arising or to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

     (iii) Obligations under Contracts and Licenses. All obligations of WL or PD, as the case may be, under the Business Contracts and Business Licenses arising or to be performed on or after the Closing Date, and excluding any such obligations arising and to be performed prior to the Closing Date;

     (iv) Permitted Liens. All Permitted Liens attaching to or otherwise covering the Assets.

     (v) Consent Decree. Obligations under the Consent Decree to the extent set forth in Section 6.09.

     (vi) Establishment License. Obligations with respect to the Establishment License to the extent set forth in Section 6.11.

     (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of WL or PD, as the case may be, of any kind, character or description whatsoever (the "Retained Liabilities"). WL or PD, as the case may be, shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that WL or PD, as the case may be, shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than Purchaser and its Affiliates. Without limiting the foregoing, the Purchaser shall not at the Closing, assume or agree to perform, pay or discharge, and the Sellers shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Sellers other than the Assumed Liabilities, including but not limited to: (i) any Union contract (including, without limitation, the Collective Bargaining Agreement);
(ii) post-retirement benefits owing under any severance policy, union contract (including, without limitation, the Collective Bargaining Agreement) or employment agreement to any employees (union or non-union), sales agents, distributors or independent contractors employed by the Sellers prior to the Closing, liabilities for any Benefit Plan including but not limited to any obligations under ERISA or under COBRA; (iii) liabilities for any federal, state, local or foreign income taxes (including interest, penalties and additions to such taxes), any deferred income taxes or any single business taxes owed by or asserted against the Sellers; (iv) liabilities incurred in connection with violations of occupational safety, wage, health, welfare, employee benefit laws or regulations or Environmental Laws, which violations occurred prior to the Closing; (v) any other Liens or liabilities of Sellers of any kind or nature that are not expressly assumed by the Purchaser under Section 2.02 hereof; and
(vi) deferred expenses.

     2.03 Purchase Price; Allocation. (a) Purchase Price. The aggregate purchase price for the Assets is Seventy-Seven Million Dollars ($77,000,000.00) (the "Purchase Price").

     (b) Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with Section 2.03(b) of the Disclosure Schedule. Each party hereto agrees (i) that any such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder,
(ii) if required, to complete and to file Form 8594 with its federal income tax return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that it will not and will cause its Affiliates not to take a position on any income, transfer or gains Tax return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation, without the consent of the other party.

     2.04 Closing. The Closing will take place at the Facility or at such other place as the parties mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to such accounts as WL may reasonably direct by written notice delivered to Purchaser by WL at least two (2) Business Days before the Closing Date. Simultaneously, (a) each Seller will assign and transfer to Purchaser good and valid title in and to such Seller's Assets (free and clear of all Liens, other than Permitted Liens) by delivery of, if applicable, (i) a General Assignment, Assumption and Irrevocable Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment and Assumption"), duly executed by such Seller, (ii) general warranty deeds in proper statutory form for recording and otherwise in form and substance reasonably satisfactory to Purchaser conveying title to the Real Property and
(iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good and valid title to the Assets (the General Assignment and Assumption and the other instruments referred to in clauses (ii) and (iii) being collectively referred to herein as the "Assignment Instruments"), and (b) Purchaser will assume from each Seller the due payment, performance and discharge of the Assumed Liabilities assumed from such Seller, by delivery of (i) the General Assignment and Assumption duly executed by Purchaser, and (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to such Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in Section 2.02(a) (the General Assignment and Assumption and such other instruments collectively referred to herein as the "Assumption Instruments"). At the Closing, there shall also be delivered to each Seller and Purchaser the opinions, certificates and other Contracts, documents and instruments required to be delivered under Articles VII and VIII.

     2.05 Further Assurances; Post-Closing Cooperation. (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at Purchaser's request, WL and PD, as the case may be, shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as shall be necessary in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets being sold by such party hereunder, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause WL or PD, as the case may be, to fulfill its respective obligations under this Agreement and the Operative Agreements.

     (b) Following the Closing, each party will afford each other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement or the Operative Agreements, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or any Indemnifying Party,
(v) in connection with any actual or threatened Action or Proceeding or (vi) the operation by Purchaser of the Business, but only with respect to Books and Records in Sellers' possession, which were necessary for Sellers to operate the Business prior to the Closing Date, were so used by Sellers and after the Closing Date remain necessary for Purchaser to operate the Business. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

     (c) If, in order properly to prepare its Tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of any other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by such party in accordance with this paragraph shall be held confidential by such party in accordance with
Section 14.06.

     (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with paragraphs
(b) and (c) of this Section shall be subject to applicable rules relating to discovery if such information, documents or records relate, directly or indirectly, to the subject matter of such litigation or arbitration, or could in any manner assist or be beneficial to the requesting party in such litigation or arbitration.

     2.06 Third Party Consents. To the extent that any Real Property Lease, Personal Property Lease, Business Contract or Business License is not assignable without the consent of another party (a "Third Party Consent"), this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. WL or PD, as the case may be, and Purchaser shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Real Property Lease, Personal Property Lease, Business Contract or Business License to Purchaser in all cases in which such consent is or may be required for such assignment. If any such Third Party Consent shall not be obtained, WL or PD, as the case may be, shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Real Property Lease, Personal Property Lease, Business Contract or Business License, including, but not limited to, enforcement at the cost of Sellers and for the account of Purchaser of any and all rights of WL or PD, as the case may be, against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to
Section 2.02 or otherwise with respect to any such Real Property Lease, Personal Property Lease, Business Contract or Business License. If the commercially reasonable efforts of a Seller, required by this Section 2.06, have failed to secure any Third Party Consent, and if, in the opinion of Purchaser, the absence of a Third Party Consent has deprived Purchaser of a material benefit of its bargain hereunder or under the Operative Agreements, and if Seller and Purchaser have been unable to agree upon an arrangement designed to provide for Purchaser the benefits intended to be assigned to it, then the parties agree to negotiate in good faith an offset to the Purchase Price paid by Purchaser hereunder for that part of the benefit the parties mutually agree Purchaser has lost. Nothing in this Section 2.06 shall be deemed to waive the rights of the Purchaser not to consummate the transactions contemplated by this Agreement or the Operative Agreements if the condition to its obligations hereunder contained in Section
7.06 have not been fulfilled.

     2.07 Insurance Proceeds. If any of the Assets are destroyed or damaged or taken in condemnation between the date hereof and the Closing Date, the insurance proceeds or condemnation award with respect thereto shall be an Asset. At the Closing, WL or PD, as the case may be, shall pay or credit to Purchaser any such insurance proceeds or condemnation awards received by it on or prior to the Closing and shall assign to or assert for the benefit of Purchaser, all of its rights against any insurance companies, Governmental or Regulatory Authorities and others with respect to such damage, destruction or condemnation. Nothing in this Section 2.07 shall be deemed to waive the right of the Purchaser not to consummate the transactions contemplated by this Agreement or the Operative Agreements if the condition to its obligations hereunder contained in
Section 7.01 have not been fulfilled.

     2.08 Year 2000. Purchaser acknowledges and accepts that neither Seller will have any liability with respect to periods prior to the Closing Date or after the Closing Date related to any Year 2000 Issue which may affect the Assets, as a result of the action or inaction of either Seller or any Person. Purchaser will be responsible for addressing the Year 2000 Issue with respect to the Business, the Assets and the Facility.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Except as otherwise specifically set forth in this Article III, each Seller hereby represents and warrants to Purchaser as follows:

     3.01 Corporate Existence. Such Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation, and has full corporate power and authority to conduct its business at the Facility as and to the extent now conducted and to own, use and lease those Assets currently owned, used and leased by it. The Sellers are duly qualified to do business and are in good standing in all jurisdictions in which the failure to be so qualified could reasonably be expected to have a material adverse effect upon the Condition of the Seller's Business.

     3.02 Authority. Such Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to sell and transfer (pursuant to this Agreement) Assets currently owned, used or leased by it. The execution and delivery by such Seller of this Agreement and the Operative Agreements to which it is a party have been duly and validly authorized by the Board of Directors of such Seller and no other corporate action on the part of such Seller or its stockholders shall be necessary for such performance. This Agreement has been duly and validly executed and delivered by such Seller, and constitutes, and upon the execution and delivery by such Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller, in accordance with their terms.

     3.03 No Conflicts. The execution and delivery by such Seller of this Agreement does not, and the execution and delivery by such Seller of the Operative Agreements to which it is a party, the performance by it of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of such Seller;

     (b) to the knowledge of Sellers, subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in
Section 3.03 of the Disclosure Schedule or as required by the Consent Decree, with respect to such Seller, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Seller or any of the Assets; or

     (c) to the knowledge of Sellers, except as disclosed in Section 3.03 of the Disclosure Schedule with respect to such Seller, (i) conflict with or result in a violation or breach or default of, (ii) require such Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iii) result in the creation or imposition of any Lien other than Permitted Liens upon such Seller or any of the Assets under, any Contract or License to which such Seller is a party or by which any of the Assets is bound.

     3.04 Governmental Approvals and Filings. Except as disclosed in Section
3.04 of the Disclosure Schedule, or as required by the Consent Decree, to the knowledge of Sellers, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby, except those as would be required solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates or which would be required to be obtained by Purchaser in order to operate the Business or Facility.

     3.05 Profit and Loss Statements. (a) Sellers have provided the Purchaser with true and complete copies of the unaudited profit and loss statements for the Business for the fiscal years ending December 31, 1993, 1994, 1995, 1996 and 1997; and (b) since December 31, 1997 there has not been any material adverse change in the Condition of the Seller's Business except as disclosed in this Agreement or the Disclosure Schedule. Such profit and loss statements were prepared in accordance with generally accepted accounting principles consistently maintained and applied on a basis consistent with prior practice and are accurate and complete and fairly present, as of their respective dates, the results of operations of the Business for the periods indicated.

     3.06 Taxes. Sellers have timely paid all Taxes and all interest and penalties due thereon and payable by them for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Asset or would otherwise adversely affect the Business or would result in Purchaser becoming liable or responsible therefor.

     3.07 Legal Proceedings. Except as disclosed in Section 3.07 of the Disclosure Schedule with respect to such Seller (with paragraph references corresponding to those set forth below) and except for the Consent Decree:

     (a) there are no Actions or Proceedings pending or, to the knowledge of such Seller threatened against, relating to or affecting such Seller with respect to the Business or any of the Assets;

     (b) except as disclosed in Section 3.07(b) of the Disclosure Schedule with respect to such Seller, there are no Orders outstanding against such Seller, relating to or affecting such Seller with respect to the Business or any of the Assets; and

     (c) to the knowledge of Sellers, there are no facts or circumstances which could reasonably be anticipated to result in any such claims, demands, litigation, action, suit, inquiry, investigation, arbitration or other proceeding related to any of the Assets or the Properties which could financially impair Purchaser or its Affiliates in their maintenance, use or enjoyment of any of their rights, title, or interests in and to the Assets as contemplated under this Agreement or any of the Operative Agreements.

     3.08 Compliance With Laws and Orders. The Sellers have all requisite, Licenses, registrations, permits and certificates from federal, state and local authorities necessary to conduct the Business and to own and operate the Assets (collectively, the "Permits"). Section 3.08 of the Disclosure Schedule lists all such Permits (including any pending new Permits or Permits for which the Sellers are seeking renewal) copies of which shall be delivered to Purchaser at or prior to the Closing. To the knowledge of

Sellers, they have not engaged in any activity which would cause or permit revocation or suspension of any such Permit and no action or proceeding seeking or contemplating the revocation or suspension of any such Permit is pending or, to the knowledge of the Sellers, threatened. To the knowledge of Sellers, there are no existing defaults or events or states of fact which with notice or lapse of time or both would constitute a default by the Sellers under any Permit. The Sellers have no knowledge of any default or alleged default or state of facts which with notice or lapse of time or both would constitute a default in the performance of any obligation to be performed by them under any Permit. Except as set forth on Section 3.08 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement or the Operative Agreements will in no way affect the continuation, validity or effectiveness of the Permits or require the consent of any third party under any such Permit. The Sellers are not in violation of any Law (including, without limitation, any Environmental
Law), Order, rule, regulation or ordinance relating to the Real Property. The Business does not violate in any material respect any federal, state or local laws, regulations or orders. Except as set forth in Section 3.08 of the Disclosure Schedule, the Sellers have not received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise, of any such violation or noncompliance that has not been cured.

     3.09 Employee Benefit Plans.

     (a) Section 3.09 of the Disclosure Schedules lists (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other Contracts or agreements applicable to the Employees to which either Seller is a party or with respect to which either Seller has any obligation in connection with the Employees; (ii) each employee benefit plan applicable to the Employees for which either Seller could incur liability under Title IV of ERISA in the event such plan has been or were to be terminated and (iii) any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA applicable to the Employees in respect of which either Seller could incur liability.

     (b) Each of the Plans described in Section 3.09(a) is in compliance with ERISA and the Code except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to be materially adverse to the Condition of the Seller's Business.

     (c) All contributions and other payments required to be made by Sellers to any Plan described in Section 3.09(a) with respect to any period ending before the Closing Date have been timely made or reserves adequate for such contributions or other payments have been or will be set aside therefor.

     (d) To the knowledge of Sellers, no transaction contemplated by this Agreement or any of the Operative Agreements will result in liability under Title IV of

ERISA, or otherwise, with respect to Purchaser or any corporation or organization controlled by or under common control with Purchaser within the meaning of Section 4001 of ERISA, except which, individually or in the aggregate, could not be financially adverse to the condition of the Seller's Business.

     (e) Sellers have delivered to Purchaser prior to the date hereof true and complete copies of each of the Plans described in Section 3.09(a).

     (f) Except as disclosed in Section 3.09(f) of the Disclosure Schedule, none of the Plans described in Section 3.09(a) is a "multiemployer plan" within the meaning of Section 4001(a) (3) of ERISA.

     (g) Except as disclosed in Section 3.09(g) of the Disclosure Schedule or as may result from effects bargaining with the Union, the consummation of the transactions contemplated in this Agreement or the Operative Agreements will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any Employee. Sellers shall be responsible for any obligations to the Union or any Union Employees, embodied in any agreement arising between Sellers and the Union resulting from such effects bargaining.

     (h) Each Plan to which the group health plan continuation coverage requirements set forth in Part 6 of Subtitle I of ERISA and Section 4980B(f) of the Code are applicable has been operated in material compliance with such requirements except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to be materially adverse to the Condition of the Seller's Business.

     (i) None of the Employees has informed WL's human resources department of his or her intention to terminate his or her employment upon the consummation of the transactions contemplated by this Agreement, except for retirements in the normal course of business.

     3.10 Employees. Section 3.10 of the Disclosure Schedule sets forth the following information for each of the Employees: employee name and job title; annual rate of compensation as of the date of such Schedule (identifying bonuses separately); and vacation days provided each year and service credited for purposes of vesting and eligibility to participate in the Plans.

     3.11 Labor Relations. (a) Section 3.11 of the Disclosure Schedule sets forth each collective bargaining agreement which covers Employees of the Business (a "Collective Bargaining Agreement"). Except as set forth in Section
3.11 of the Disclosure Schedule or as may arise as a result of effects bargaining between Sellers and the Union, to the knowledge of Sellers, (i) there is no union organization activity currently underway at the Facility, (ii) Sellers are not engaged in, or have not received any written notice during the current or preceding year of any unfair labor practice, and no such complaint is pending before the National Labor Relations Board or any other agency having jurisdiction thereof, (iii) during the immediately preceding twelve (12) calendar months there has not been any, and, there is no threatened, labor strike, work stoppage or slowdown by the Union pending against Sellers (to the extent relating to the Business), and there is no pending lockout by Sellers (to the extent relating to the Business), (iv) there is no material labor grievance or arbitration proceedings arising out of or under the Collective Bargaining Agreement pending or threatened against or affecting the Sellers as to the Business and (v) there is no pending litigation or other proceeding against the Sellers as to the Business (with the exception of potential Union claims as may arise as a result of effects bargaining between Sellers and the Union) by any employee or group of employees which is based on claims arising out of any employee's or group of employees' employment relationship with the Sellers, including, but not limited to, claims for contract, tort, discrimination, employee benefits, wrongful termination or other claims based on common law or statutory rights. Sellers have satisfied and performed in all material respects theirobligations under each Collective Bargaining Agreement under all applicable federal laws, and under any order, conciliation Contract or settlement Contract by which either Seller (to the extent relating to the Business) is bound or to which either Seller (to the extent relating to the Business) is subject concerning employment related matters (with the exception of potential Union claims which may arise as a result of effects bargaining between Sellers and the Union).

     (b) The Sellers have deducted and remitted to the relevant Governmental or Regulatory Authority on a timely basis and in compliance with all applicable laws and regulations, all income taxes, unemployment insurance contributions, workers' compensation premiums and contributions and all taxes or other amounts which they are required by statute to deduct and remit to any Governmental or Regulatory Authority in connection with any of the Sellers' Employees at the Business.

     3.12 Real Property.

     (a) Section 2.01(a)(i) of the Disclosure Schedule contains a true and correct list of each parcel of the Real Property and Section 2.01(a)(ii)(A) and
(B) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by either Seller (as lessor or lessee) and used in connection with the Business.

     (b) Except as disclosed in Section 3.12(b) of the Disclosure Schedule, WL and/or PD has good and marketable fee simple title to the Real Property, free and clear of all Liens other than Permitted Liens. Except for the Real Property subject to Real Property Leases described in Section 2.01(a)(ii)(A) of the Disclosure Schedule, PD and/or WL is in possession of the Real Property.

     (c) PD and/or WL has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases described in Section 2.01(a)(ii)(B) of the Disclosure Schedule for the full term thereof. To the knowledge of Sellers each Real Property Lease is a legal, valid and binding agreement of PD or WL, enforceable in accordance with its terms and, except as set forth in Section 3.12(c) of the Disclosure Schedule, to the knowledge of PD and WL, there is no default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.

     (d) Sellers have delivered or caused to be delivered to Purchaser prior to the execution of this Agreement or shall deliver to Purchaser on or prior to the Closing Date true and complete copies of the following documents in its possession, all deeds, leases, current mortgages, deeds of trust, current certificates of occupancy, and similar documents, and all amendments thereof, with respect to the Real Property, unless required to be attached to or included in one or more sections of the Disclosure Schedule.

     (e) Except as disclosed in Section 3.12(e) of the Disclosure Schedule, the Improvements and every element thereof and system comprising the Improvements, including, but not limited to, electrical, plumbing, roofing, support, flooring, foundation, sewer/septic, mechanical, heating/cooling, ventilating, water systems, communications wiring, elevators and the like are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, to enable the Purchaser to conduct the Business in the same manner as presently conducted by the Sellers and there are no condemnation or appropriation proceedings pending or, to the knowledge of Sellers, threatened against any of the Real Property or the Improvements. With respect to item 3 of Section 3.12(e) of the Disclosure Schedule, WL will perform prior to the Closing Date or will reimburse Purchaser for reasonable, necessary out-of-pocket costs incurred by Purchaser to perform after the Closing Date the repairs to the foundation of the powerhouse and related utilities as more specifically described in Section 3.12 of the Disclosure Schedule.

     (f) Except as described in Section 3.12(f) of the Disclosure Schedule, to the knowledge of the Sellers, no work has been performed on or materials supplied to the Real Property which could give rise to mechanics or materialmen's liens, all bills and claims for labor performed and materials furnished to or for the benefit of the Real Property for all periods prior to the Closing shall be paid in full, and the Sellers have no knowledge of any mechanic's or materialmen's liens, whether or not perfected, on or affecting any portion of the Real Property.

     (g) The Real Property and to Sellers' knowledge, the real property subject to the Real Property Lease, is in compliance with applicable building and zoning Laws.

     3.13 Tangible Personal Property. Sellers are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property. Except as disclosed in Section 3.13 of the Disclosure Schedule, all the Tangible Personal Property owned by or leased to either Seller is free and clear of all Liens, other than Permitted Liens and is in all material respects in good working order and condition, ordinary wear and tear excepted, to enable the Purchaser to conduct the Business in the same manner as presently conducted by the Sellers.

     3.14 Intellectual Property Rights. (a) The Sellers have all right, title and interest in, or a valid and binding right under Contract to use, the Intellectual Property used solely in the conduct of the Business. Except as disclosed in Section 3.14 of the Disclosure Schedule, (i) all registrations with and applications to Governmental or Regulatory Authorities in respect of Intellectual Property are valid and in full force and effect and (ii) to the knowledge of the Sellers, they are not, nor have they received any notice that, either Seller is in default in any material respect under any Contract to use such Intellectual Property. Neither Seller has received notice that it is infringing any Intellectual Property of any other Person in connection with the conduct of the Business, to the knowledge of either Seller, no claim is pending or has been made to such effect that has not been resolved and, to the knowledge of either Seller, it is not infringing any Intellectual Property of any other Person. Sellers have not granted to any Person any licenses, sublicenses or other rights under any Intellectual Property;

     (b) Sellers have not prepared or caused to be prepared any intent to use applications with respect to any trademark, trademark right, service mark, service mark right, service name or service name right included within the Intellectual Property described in Section 2.01(a)(vii).

     3.15 Contracts. (a) With respect to the Business Contracts described in
Section 2.01(a)(vi), Section 3.15(a) of the Disclosure Schedule contains a true and complete list of each of the following Business Contracts (true and complete copies or, if none exist, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, will be delivered to Purchaser at or prior to Closing) to which either Seller is a party or by which any of the Assets is bound which in any case involve the payment, pursuant to the terms of any such Business Contract, by or to such Seller of more than $25,000.00 annually:

          (i) all Business Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Business Contract and the expiration date of each such Business Contract;

          (ii) all Business Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of either Seller to engage in any business activity or compete with any Person in connection with the Business or prohibiting or materially limiting the ability of any Person to compete with either Seller in connection with the Business;

          (iii) all material partnership, joint venture, shareholders' or other similar Business Contracts with any Person in connection with the Business;

          (iv) all Business Contracts with distributors, dealers, manufacturers' representatives, sales representatives, sales agencies, suppliers, wholesalers, customers or any other Person or franchises with whom either Seller deals in connection with the Business;

          (v) all Business Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business;

          (vi) all collective bargaining Contracts covering any Employee; and

          (vii) all other Business Contracts (other than Benefit Plans, the Real Property Leases and insurance policies listed in Section 3.18 of the Disclosure Schedule) with respect to the Business that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Sellers of more than $25,000.00;

     (b) With respect to each Business Contract required to be disclosed in
Section 3.15(a) of the Disclosure Schedule, and except as disclosed in Section 3.15(b) of the Disclosure Schedule:

          (i) To the knowledge of Sellers, each Business Contract is a valid and binding agreement, enforceable in accordance with its terms except as such enforceability may be limited by (a) order of a court of competent jurisdiction and, to Sellers' knowledge, no such order has been entered into, (b) bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (c) principles of equity (whether considered in a proceeding at law or in equity) and Sellers' have no knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

          (ii) All material obligations required pursuant to the Business Contracts to have been performed by Sellers prior to the date hereof have been fulfilled, and Sellers have no reason to believe that they will not be able to fulfill, when due, all of their obligations under the Business Contracts which remain to be performed after the date hereof to the Closing Date;

          (iii) To the knowledge of Sellers, neither Seller is in breach of or default under any Business Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

          (iv) To the knowledge of Sellers, there is no existing breach or default by any other party to any Business Contract and, to Sellers' knowledge, no event has occurred which with the passage of time or giving notice of or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto; and

          (v) Except as set forth in Section 3.15(b) of the Disclosure Schedule, all such Business Contracts are assignable to the Purchaser without a consent.

     3.16 Licenses. (a) To Sellers' knowledge, Section 2.01(a)(viii) of the Disclosure Schedule contains a true and complete list of all Business Licenses, copies of which shall be delivered to Purchaser at or prior to the Closing, setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Except as disclosed in Section 3.16(a) of the Disclosure Schedule, to Sellers' knowledge, neither Seller is in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License in any material respect.

     3.17 Inventory. On the Closing Date, all the Inventory conveyed pursuant to
Section 2.01(a)(iii) of this Agreement will be in good and usable condition. Sellers represent and warrant that they have used reasonable commercial efforts to keep such Inventory at levels which do not exceed those normally experienced by the Sellers during the twelve (12) month period prior to the date of this Agreement.

     3.18 Insurance. Section 3.18 of the Disclosure Schedule contains a true and complete list of all insurance policies currently in effect that insure the Business, the Employees or the Assets. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Seller has received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

     3.19 Affiliate Transactions. Except as disclosed in Section 3.19 of the Disclosure Schedule with respect to such Seller, (i) no officer, director or Affiliate of such Seller, provides or causes to be provided any assets, services or facilities used in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director or Affiliate. Except as disclosed in Section 3.19 of the Disclosure Schedule with respect to such Seller, each of the transactions listed in Section 3.19 of the Disclosure Schedule with respect to such Seller is engaged in on an arm's-length basis.

     3.20 Environmental Matters.

     (a) Except as set forth in Section 3.20(a) of the Disclosure Schedule, to the knowledge of Sellers, there have not been any activities on or at the Facility (including with respect to the actual leased space being leased pursuant to any Real Property Lease, any activities in such leased space) involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances (i) under, or in the land at the Facility whether contained in soil, tanks, sumps, ponds, lagoons, drainage areas, barrels or other containments, structures or equipment, (ii) incorporated in the buildings, structures or improvements located at the Facility, including any building material containing asbestos, or (iii) used in connection with any operation on, in or at the Facility, except where items (i), (ii), or (iii) were conducted in accordance with applicable Environmental Laws;

     (b) Except as set forth in Section 3.20(b) of the Disclosure Schedule, to the knowledge of Sellers, there have been no releases of any Hazardous Substances from the Facility (including with respect to the actual leased space being leased pursuant to any Real Property Lease, any activities in such leased space) and the Facility has not been used at any time by any Person as a landfill or waste disposal site;

     (c) Except as set forth in Section 3.20(c) of the Disclosure Schedule, to the knowledge of Sellers, or except in accordance with applicable Environmental Laws, there has been no treatment, storage or disposal, as those terms are defined in RCRA, of any Hazardous Substances at the Facility or, to the knowledge of Sellers, with respect to the actual leased space being leased pursuant to any Real Property Lease, in any such leased space;

     (d) There are no pesticides, fungicides, insecticides or rodenticides located in or on the Facility or, with respect to the actual leased space being leased pursuant to any Real Property Lease, in such leased space, in violation of any applicable Laws.

     (e) To the knowledge of Sellers, they are in full compliance with all Environmental Laws. The Sellers have all approvals, consents, Licenses, Permits, registrations and orders necessary to carry out the Business as currently conducted. There is no pending environmental litigation, enforcement actions, administrative orders, environmental liens or notices of violation brought under any Environmental Laws concerning the Facility and, to the knowledge of Sellers, there are no threats of such litigation, enforcement actions, administrative orders or notices of violation.

     (f) Sellers have delivered or otherwise made available for inspection to Purchaser true, complete and correct copies and results of all non-privileged reports, studies, assessments, analyses, evaluations or tests possessed by Sellers pertaining to compliance with or liability under applicable Environmental Laws with respect to any of the Assets owned or leased by the Sellers, all of which shall be included within the definition of Business Books and Records.

     3.21 Vehicles. Section 2.01(a)(ix) of the Disclosure Schedule contains a true and complete list of all motor vehicles owned by such Seller and used in the conduct of the Business. Except as disclosed in Section 3.21 of the Disclosure Schedule, Sellers have good and valid title to each such Vehicle indicated as being owned by it, free and clear of all Liens other than Permitted Liens. The parties acknowledge and agree that Purchaser is not acquiring any interest in any vehicles leased by Sellers and used in the conduct of the Business.

     3.22 Brokers. All negotiations relative to this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby have been carried out by Sellers directly with Purchaser without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any such Person against Purchaser for a finder's fee, brokerage commission or similar payment.

     3.23 Suppliers. (a) Section 3.23(a)(i) of the Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of the suppliers of the Sellers as to the Business which accounted for five (5) percent of the dollar volume of purchases by the Sellers for the fiscal year ended December 31, 1997. The Sellers are not a party to any requirements contract relating to the purchase of Inventory or other property used in the conduct of the Business. None of such suppliers which accounted for five (5) percent of the dollar volume of purchases by the Sellers for the fiscal year ended December 31, 1997 has discontinued its relationship with the Sellers or notified the Sellers that it intends to discontinue its relationship with the Sellers nor, except as disclosed in Section 3.23(a)(ii) of the Disclosure Schedule, to the knowledge of the Sellers, does there exist any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Sellers with any such supplier nor except as disclosed in Section 3.23(a)(iii) of the Disclosure Schedule does there exist a present condition or state of facts or circumstances known to the Sellers involving any supplier, whether or not listed in Section 3.23 of the Disclosure Schedule, which could reasonably be expected to have a material adverse effect on the Condition of Sellers' Business or prevent the Purchaser from conducting the Business after the Closing in the same manner as presently conducted by the Sellers.

          Section 3.23(b) of the Disclosure Schedule sets forth a list of suppliers (including Sellers, if applicable) who are the only qualified source of materials or property used in the conduct of the Business and a description of the materials or property provided by such supplier.

     (c) Section 3.23(c) of the Disclosure Schedule describes all materials and property supplied by either Seller in the conduct of the Business.

     3.24 Conduct of Business. Sellers have used their reasonable commercial efforts since January 1, 1997, to conduct each and every element and aspect of the Business in the ordinary course of business. Since January 1, 1997, Sellers have not suffered any material adverse changes in the Business or the Assets which materially and adversely affect the value of the Assets, the well-being of the Business, or the ability of the Purchaser to perform any of its obligations under this Agreement or the Operative Agreements except to the extent caused by the voluntary recall and/or suspension of sales of Fluogen(R) and Pitocin(R). Purchaser hereby acknowledges that Seller is not currently marketing the Discontinued or Withdrawn Products and makes no representations or warranties in any manner with respect to the Discontinued or Withdrawn Products.

     3.25 Compliance with Consent Decree. Without admission and except as disclosed in public records or in Sections 3.07(a) or (e) of the Disclosure Schedule or by

Sellers to Purchaser in writing, Sellers have substantially complied with all the terms, provisions, and restrictions of the Consent Decree relative to the Assets, the Business as conducted at the Facility, and/or the Facility itself as of the date hereof. Sellers have not received any direct written communication from any court with jurisdiction over the Consent Decree, or from the FDA, stating that the Consent Decree will be extended beyond August, 1998. For purposes of this Section 3.25 and elsewhere in this Agreement, "Consent Decree" shall mean that certain Consent Decree of Permanent Injunction entered into the United States District Court for the District of New Jersey in Civil Action No. 93-3525 styled as United States of America v. Warner-Lambert Company, a corporation, and Melvin R. Goodes and Lodewijk J. R. DeVink, individuals.

     3.26 Debarment. Except as set forth on Section 3.26 of the Disclosure Schedule, no Employee of the Facility, nor to Sellers' knowledge any consultant retained by Sellers for the purpose of performing services related to the Facility, during the period beginning on January 1, 1997 and ending on the date hereof, has been debarred under ss.306(a) or ss.306(1) of the Federal Food, Drug and Cosmetic Act or has, during that period, been convicted of or formally charged with a criminal offense relating to the development or approval process of any drug product, or a felony of any kind which could lead to debarment.

     3.27 DEA. During the period commencing on January 1, 1997 and ending on the date hereof, with respect to Sellers or their Affiliates, to Seller's knowledge there have been no inspections, inspection reports or other correspondence from the Drug Enforcement Administration ("DEA") in which the DEA or any other Governmental or Regulatory Authority has asserted or alleged that the operations of Sellers with respect to the Facility is or was not or may not be in compliance with the federal Controlled Substances Act, as amended, or any similar law of any country or other jurisdiction.

     3.28 Disclosure. To the knowledge of the Sellers, no representation or warranty by the Sellers in this Agreement or the Operative Agreements or in any Schedule or Exhibit hereto or thereto, or in any list, statement, document or information set forth in or attached to any Schedule or Exhibit delivered or to be delivered pursuant to this Agreement or the Operative Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the Sellers, they have disclosed to the Purchaser all material facts pertaining to the Business, the Assets and the transactions contemplated by this Agreement and the Operative Agreements.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Sellers as follows:

     4.01 Corporate Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Michigan. Purchaser has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.02 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

     4.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter of incorporation or by-laws of Purchaser;

     (b) to the knowledge of Purchaser, subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in
Section 4.03(b) of the Disclosure Schedule hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to adversely affect the validity or enforceability of this Agreement or any of such Operative Agreements); or

     (c) to the knowledge of Purchaser, except as disclosed in Schedule 4.03(c) of the Disclosure Schedule hereto, or as could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or by any such Operative Agreements or to perform its obligations hereunder or thereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under or (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of, the terms of any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

     4.04 Governmental Approvals and Filings. Except as disclosed in Section
4.04 of the Disclosure Schedule hereto, and to the knowledge of Purchaser, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement or any of such Operative Agreements or to perform their obligations hereunder or thereunder.

     4.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

     4.06 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Sellers without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any such Person against Sellers for a finder's fee, brokerage commission or similar payment.

     4.07 Financing. Purchaser has sufficient cash and/or available credit facilities (and has provided Sellers with evidence thereof) to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and the Operative Agreements.

                                    ARTICLE V

                              COVENANTS OF SELLERS

     Each Seller, as the case may be, covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing, such Seller, will comply, to the extent applicable to it, with all covenants and provisions of this Article V, except to the extent Purchaser may otherwise consent in writing.

     5.01 Regulatory and Other Approvals. Such Seller will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of either WL or PD, as the case may be, to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 3.03 and 3.04 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Purchaser in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. Such Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause
(a) above is obtained, taken, made or given, as applicable.

     5.02 HSR Filings. In addition to and not in limitation of such Seller's covenants contained in Section 5.01, such Seller will (a) take promptly all actions necessary to make the filings required of such Seller or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by such Seller or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     5.03 Investigation by Purchaser. Prior to the execution of this Agreement and from the date of this Agreement to the Closing, such Seller has or will (a) provide Purchaser and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to (i) the officers of such Seller who have primary responsibility for the conduct of the Business or (ii) the Assets being transferred by such Seller hereunder, but only to the extent that such access does not unreasonably interfere with such Seller's business and (b) furnish Purchaser and such other Representatives with all such information and data, including copies thereof, concerning the Assets and the Assumed Liabilities being transferred by such Seller hereunder (including the Plans described in Section 3.09(a)) as Purchaser or any such other Representative reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to such Seller, or by which any of its Assets and Properties is bound.

     5.04 Conduct of Business. From the date of this Agreement until the Closing, Sellers will operate the Business only in the ordinary course. Without limiting the generality of the foregoing, Sellers will use commercially reasonable efforts, to the extent the officers of Sellers believe such action to be in the best interest of the Business, to (a) preserve intact the present business organization and reputation of the Business in all material respects,
(b) keep available (subject to dismissals and retirements in the ordinary course of business) the services of key Employees, (c) maintain the Assets in good working order and condition, ordinary wear and tear excepted, and (d) maintain the good will of key customers, suppliers, lenders and other Persons with whom Sellers otherwise have significant business relationships in connection with the Business.

     5.05 Use of Trademarks and Trade Names. After the Closing, Purchaser will be granted by Sellers a limited right to utilize Sellers' trademarks and trade names as follows: (i) Purchaser may use, in the same manner used by Sellers prior to the Closing, all printed matter and materials included in the Assets and bearing those of Sellers' trademarks and trade names not being assigned, sold or transferred to Purchaser pursuant to this Agreement or the Operative Agreements, in the ordinary course of operating the Business until the earlier of (x) the depletions of such items or (y) six months after the Closing Date, provided that Purchaser shall destroy all unused supplies of the same within one month following the expiration of such six month period. Notwithstanding the foregoing, Purchaser may utilize Sellers' trademarks and tradenames in conjunction with finished products released by Sellers' quality assurance group prior to the Closing Date, but only for a period expiring twelve months after the Closing Date.

     5.06 Certain Restrictions. From the date hereof until the Closing, each Seller will refrain from any of the following, except in the ordinary course of business:

     (a) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets being transferred hereunder by such Seller;

     (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Business Contract (other than the Collective Bargaining Agreement) or any Business License;

     (c) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Liability of or owing to such Seller, in connection with the Business in an aggregate principal amount exceeding $10,000;

     (d) engaging with any Person in any Business Combination, unless such Person agrees in a written instrument to adopt and comply with each and every term and condition of this Agreement and the Operative Agreements as though such Person was an original signatory hereto or thereto;

     (e) engaging in any transaction individually or in the aggregate with other such transactions material to the Condition of the Seller's Business with any officer, director or Affiliate of such Seller outside the ordinary course of business other than on an arm's-length basis;

     (f) selling, assigning, or transferring any of the Business or the Assets;

     (g) unless otherwise required by or contemplated in this Agreement or the Operative Agreements, making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding $50,000; or

     (h) entering into any Contract to do or engage in any of the foregoing.

     5.07 Delivery of Books and Records, etc.; Removal of Property. (a) On the Closing Date, each of WL and PD, as the case may be, will take all commercially reasonable steps to deliver or make available to Purchaser at the Facility all of the Business Books and Records and such other Assets (including Inventory) as are in such Seller's possession at other locations, and if at any time after the Closing WL discovers in its possession or under its control any other Business Books and Records or other Assets it will forthwith deliver such Business Books and Records or other Assets to Purchaser (provided that Sellers shall have the right to retain one copy of such Business Books and Records for its archives).

     (b) Sellers covenant that they will not, and have not, removed any of the Assets from the Facility without the prior written consent of Purchaser.

     5.08 Fulfillment of Conditions. Each of WL and PD, as the case may be, will execute and deliver at the Closing each Operative Agreement that either WL or PD, as the case may be, is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and applicable to such Seller and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     5.09 Permits. At the request of Purchaser, Sellers shall deliver to Purchaser at the Closing, the originals, if in the Seller's possession, of all building permits, certificates of occupancy and other governmental licenses, registrations, permits and approvals, and all plans, blueprints, diagrams, CAD's and specifications relating to the Real Property or the property subject to the Real Property Leases not previously delivered to the Purchaser.

     5.10 Remedial Actions. (a) If, as a result of the next scheduled FDA audit of the Facility pursuant to the Consent Decree to occur after January 31, 1998 (the "FDA Audit"), the FDA determines that changes, alterations, improvements, additions or modifications (including the purchase of new equipment or systems) to the Facility, the Business or any of the Assets are required to assure compliance with applicable Laws ("Modifications"), then Sellers shall be responsible for the out-of-pocket costs incurred by Purchaser in connection with any such Modifications requested by the FDA, excluding (i) Modifications relating to conditions that come into existence after the Closing Date, (ii) Modifications which were identified in FDA 483 observation reports, Establishment Investigation Reports, similar reports of corresponding governmental agencies outside the United States, and all responses thereto, which could be found in public records prior to the FDA Audit or (iii) Modifications which have been disclosed to

Purchaser in writing. Purchaser shall consult with Sellers and accept reasonable suggestions of Sellers regarding the planning, coordination and implementation of any such Modifications, as well as any communications with the FDA relating to the FDA Audit or the Modifications.

          (b) Sellers shall be obligated to pay any amounts charged by the FDA with respect to such FDA Audit.

          (c) Purchaser shall be responsible for all FDA audits, other than the FDA Audit, which may occur after the Closing Date, pursuant to the Consent Decree or otherwise.

     5.11 Guaranty. WL irrevocably and unconditionally guarantees (i) the full and punctual performance of all of the obligations of PD contained in or arising out of this Agreement or the Operative Agreements, including, but not limited to, payment when due of any amounts owed, when due, to Purchaser or its Affiliates and (ii) the representations, warranties and covenants of PD herein or under the Operative Agreements.

                                   ARTICLE VI

                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article VI, except to the extent each Seller may otherwise consent in writing.

     6.01 Regulatory and Other Approvals. Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules 4.03 and 4.04 of the Disclosure Schedules hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
(c) provide reasonable cooperation to each Seller in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers, as the case may be, to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Sellers, as the case may be, when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable.

     6.02 HSR Filings. In addition to and without limiting Purchaser's covenants contained in Section 6.01, Purchaser will (i) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with each of WL and/or PD, as the case may be, in connection with each of WL's and/or PD's, as the case may be, filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     6.03 Union Negotiations. Purchaser shall proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to negotiate a new contract with respect to the Employees covered by the agreement between Parke-Davis Division of Warner-Lambert Company Rochester Plant and Local 7-176 Oil, Chemical & Atomic Workers, International Union (the "Union") which expires April 30, 1998 (the "OCAW Agreement").

     6.04 FDA Audit. Subsequent to the Closing, Purchaser shall inform Sellers of any and all contacts and communications from the FDA related to the FDA Audit described in Section 5.10 herein, in sufficient time for Sellers to participate in person in any inspections, investigations or meetings by or with the FDA related to the FDA Audit. To the extent it may do so, Purchaser will not schedule any audits, inspections, investigations or meetings with the FDA relating to the FDA Audit without ensuring that a representative of Sellers can participate in person, if they so choose. Purchaser agrees that Sellers shall, at their discretion, have the right to fully participate in any such audits, inspections, investigations and meetings with the FDA and Purchaser which may obligate Sellers pursuant to Section 5.10. Purchaser agrees that Sellers shall have the right, at Sellers' discretion, to discuss the terms and conditions of such obligations with the FDA (and Purchaser shall have the right to take part in such discussions) and Purchaser shall cooperate in all respects with Sellers regarding the conduct, results and responses to such audits or inspections and all such negotiations. Purchaser shall provide Sellers with a copy of any FDA comments or observations relating to the FDA Audit and shall provide Sellers with a copy of any draft response to the FDA at least three days prior to submission. Purchaser agrees to accept and incorporate all reasonable comments of Sellers thereto.

     6.05 FDA Modifications and Powerhouse Repairs. After the Closing Date, Purchaser agrees to provide WL and its agents necessary access to the Facility and adequate assistance to allow WL to consult with Purchaser on the planning, coordination and implementation by Purchaser of any repairs required pursuant to
Section 3.12(e) herein and any Modifications pursuant to Section 5.10 herein.

     6.06 Third Party Manufacturing Business Responsibility.

     (a) After the Closing Date, Purchaser shall hold, store, manufacture, package and test any product lot sold or transferred to Purchaser as part of the Business (including but not limited to its raw materials, excipients and components) and which was delivered or sold by either Seller prior to the Closing Date, as well as any product lot that bears a trade name or the trademark used by either Seller prior to the Closing Date (any such product lot is referred to herein as a "Third Party Product Lot"), in accordance with (i) current Good Manufacturing Practices, (ii) the applicable product application or license, (iii) applicable analytical procedures, material specifications, master batch records, stability protocols, analytical methods and packaging instructions and (iv) all other applicable Laws.

     (b) The parties shall notify each other in writing in the event that any party receives a complaint or a report of an adverse drug event relating to any Third Party Product Lot. In the case of a complaint, such notice must be provided by the complaint recipient to all other parties (i) within 24 hours if the complaint involves allegations of suspected or actual product tampering, mix-up or contamination and (ii) within 4 business days in the case of all other complaints. In the case of any adverse drug events, such notice must be provided by the report recipient to all other parties within 4 business days of receipt.

     (c) After the Closing Date, Purchaser (or its contract customer) shall be responsible for investigating and responding to all reported complaints and adverse drug events and for all communications with any Governmental or Regulatory Authority or any other third party relating to all Third Party Product Lots.

     (d) After the Closing Date, Purchaser (or its contract customer) shall be responsible for all required stability testing relating to all Third Party Product Lots. Purchaser shall notify Sellers within 3 business days of any initial out-of-specification result relating to any such Third Party Product Lot. Purchaser (or its contract customer) shall be responsible for investigating all such out-of-specification results and for any communications with any Governmental or Regulatory Authority or any other third party.

     (e) After the Closing Date, Purchaser (and/or its contract customer) shall be responsible for all contacts with any Governmental or Regulatory Authority with respect to all matters relating to the Business, provided that (i) Purchaser shall notify Sellers immediately and in no event later than 1 business day after receipt of any contact or communication from any Governmental or Regulatory Authority that in any way requests the need for recall or withdrawal of, or otherwise calls into question the quality or safety of a Third Party Product Lot. Purchaser shall be responsible for investigating any such request or suggestion and for any communications with any Governmental or Regulatory Authority or third pary relating thereto.

     (f) With regard to any investigation undertaken by Purchaser pursuant to subsections (c) through (e), the terms of this subsection (f) shall apply. Purchaser shall provide Sellers with copies of all related investigation reports and all related communications received from or sent to any Governmental or Regulatory Authority or third party within 2 business days of the completion of any such investigation report or related communication. Purchaser shall consult with Sellers with respect to any such investigations. Purchaser shall comply with all reasonable requests and comments by the Sellers with respect to all such investigations. Unless otherwise required by law, Purchaser shall not communicate with or respond to any Governmental or Regulatory Authority or any third party (excluding Purchaser's contract customer) concerning any such investigation without the prior written consent of Sellers, which consent shall not be unreasonably withheld. Sellers shall have the right to require Purchaser to recommend a recall to its contract customer with respect to any Third Party Product Lot if Sellers determine that a recall is appropriate under 21 C.F.R. ss. 7.

     6.07 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of WL and PD, as the case may be, as shall be contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     6.08 Additional Obligations. Except as otherwise specifically permitted in
Section 5.05, Purchaser shall remove Sellers' name from all documentation, including without limitation, all standard operating procedures ("SOPs"), labels, signs, notices, postings and electronic media prior to the first anniversary of the Closing Date. Purchaser shall not provide any SOPs to any third party if such SOP contains either Seller's name. Sellers shall have the right to remove from the Facility all its Assets and Properties, other than the Assets, and Purchaser shall ship to Sellers, at Sellers' cost, any such Assets or Properties discovered at the Facility after the Closing Date.

     6.09 Consent Decree. (a) Effective as of the date of the Closing, and subject to the terms and conditions of this Agreement and the Operative Agreements, Purchaser shall assume sole responsibility for compliance with the terms, conditions, and requirements of, and all liabilities under, the Consent Decree to the extent that the Consent Decree applies to the Facility, the Business or the Assets.

     (b) Except as otherwise specifically set forth herein or in the Operative Agreements, subject to the terms of this Agreement, Sellers shall have no responsibility for compliance with the terms, conditions and requirements of the Consent Decree with respect to the Facility, the Business or the Assets, and Sellers shall not be liable for any failure by Purchaser to comply with the Consent Decree, or for any liabilities or penalties incurred by Purchaser thereunder. Purchaser shall indemnify, defend and hold harmless Sellers, their officers, directors and employees, including any named individual defendants under the Consent Decree, from and against any Losses and Liabilities arising out of or relating to (i) actions, matters, or conditions that come into existence after the Closing Date or actions, matters and conditions that predated the Closing Date but which could have been mitigated by Purchaser and
(ii) failure of Purchaser to comply with all the terms of the Consent Decree as it applies to the Facility, the Business or the Assets. Sellers shall indemnify, defend and hold harmless Purchaser, their officers, directors and employees, from and against any and all Losses and Liabilities arising out of or relating to (i) actions, matters, or conditions that come into existence prior to the Closing Date and (ii) failure of Sellers to comply with all the terms of the Consent Decree as it applies to anything other than solely to the Facility, the Business or the Assets.

     (c) Subject to applicable law, as of the Closing Date, Sellers shall not, and shall have no right to, initiate or participate in any communications, negotiations, or petitions with any third party relating to or pursuant to the Consent Decree to the extent that such communications, negotiations or petitions relate solely to the Facility, the Business or the Assets.

     (d) Subject to applicable law, Purchaser shall not, and shall have no right to, initiate or participate in any communications, negotiations or petitions with any third party relating to or pursuant to the Consent Decree to the extent that such communications, negotiations or petitions relate solely to anything other than the Business, the Facility or the Assets.

     (e) Subsequent to the date of the Closing, neither Sellers nor Purchaser shall comment on or discuss the other party's performance, rights, responsibilities and/or liabilities with respect to the Consent Decree with any third party unless required to do so by Law or if expressly authorized to do so in a writing signed by the other party.

     (f) Sellers agree that Purchaser may negotiate and/or petition for relief under the Consent Decree solely with respect to the Business, the Facility and/or the Assets separately from and without notice to Sellers.

     (g) Purchaser agrees that Sellers may negotiate and/or petition for relief under the Consent Decree with respect to any matter, except matters relating solely to the Business, the Facility or the Assets, separately from and without notice to Purchaser.

     (h) In the case of any reasonable negotiation or petition for relief described in subsections (f) or (g) of this Section 6.09, the non-negotiating or non-petitioning party shall provide reasonable cooperation to the other party as may be necessary to obtain the relief sought by such negotiation or petition.

     6.10 Parkedale Name. Sellers shall not object to Purchaser's use of the name "Parkedale" in the conduct of its business.

     6.11 Establishment License. Sellers hereby grant to Purchaser the right to use the Establishment License in the operation of the Facility, including in the manufacture, use, sale, storage or shipment of products on behalf of Purchaser or pursuant to any Business Contract (such use is hereby referred to as the "Permitted Use"), subject to the following restrictions:

          (i) Purchaser shall use its best efforts to obtain an establishment license in its own name, as soon as possible, for the Permitted Use, and Purchaser's rights under the Establishment License shall cease immediately upon the issuance to Purchaser or any Affiliate of Purchaser of any establishment license, or equivalent, from FDA;

          (ii) All regulatory filings and all communications with all Governmental and Regulatory Authorities with respect to the Establishment License shall be the sole responsibility of Sellers. Purchaser shall promptly notify Sellers of all communications from and all inspections by FDA relating to the Establishment License and Sellers shall have sole control over the content and timing of all responses to such communications and all filings with FDA relating to the Establishment License; and

          (iii) Sellers shall have, during the term of the Permitted Use, the right to be present at the Facility at all times (including, without limitation, during any FDA inspections), and shall have complete access to all areas of the Facility and all documents wherever located, to the extent they relate to the Establishment License or compliance with applicable Laws relating thereto.

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder to purchase the Assets and to assume and pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

     7.01 Representations and Warranties. The representations and warranties made by each of WL and PD, as the case may be, in this Agreement or the Operative Agreements shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

     7.02 Performance. Each of WL and PD, as the case may be, shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement or the Operative Agreements to be so performed or complied with by it at or before the Closing.

     7.03 Officers' Certificates. Each Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed by its Chairman of the Board, President or any Vice President, authorized by such Seller to execute such certificate, substantially in the form and to the effect of Exhibit B hereto, and a certificate, dated the Closing Date and executed by its Secretary or any Assistant Secretary, substantially in the form and to the effect of Exhibit C hereto.

     7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

     7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and WL and PD, as the case may be, to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

     7.06 Third Party Consents. The consents (or in lieu thereof written waivers) listed in Section 7.06 of the Disclosure Schedule which include certain consents required under Real Property Leases, Personal Property Leases, Business Contracts and Business Licenses shall have been obtained and shall be in full force and effect. Copies of each such consents (or in lieu thereof written waivers) shall be delivered to Purchaser at or prior to the Closing.

     7.07 Opinion of Counsel. Purchaser shall have received the opinion of Gregory L. Johnson, Vice President and General Counsel of WL, dated the Closing Date, substantially in the form and to the effect of Exhibit D hereto.

     7.08 Deliveries. WL and/or PD, as the case may be, shall have executed and delivered to Purchaser (i) the appropriate Assignment Instruments, (ii) the Product Asset Purchase Agreement, in substantially the form attached hereto as Exhibit E; (iii) a Manufacturing Agreement for the Products being sold to Purchaser pursuant to the Product Asset Purchase Agreement which are currently not manufactured at the Facility in substantially the form attached hereto as Exhibit F; (iv) a Transition Services Agreement in substantially the form attached hereto as Exhibit G; (v) a Manufacturing Agreement in substantially the form attached hereto as Exhibit H for Products currently manufactured at the Facility and not being sold to Purchaser pursuant to the Product Asset Purchase Agreement; (vi) a Clinical and Toxicology Manufacturing Supply Agreement in substantially the form attached hereto as Exhibit I; (vii) the License Agreements substantially in the form attached hereto as Exhibit J; (viii) the Guaranty Agreement substantially in the form attached hereto as Exhibit K; (ix) all other Operative Agreements; and (x) all other documents, materials, or information necessary to fulfill each of Sellers' respective obligations under this Agreement and/or the Operative Agreements.

                                  ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF SELLERS

     The obligations of Sellers hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

     8.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement or the Operative Agreements shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

     8.02 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement or the Operative Agreements to be so performed or complied with by Purchaser at or before the Closing.

     8.03 Officers' Certificates. Purchaser shall have delivered to each Seller a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive Vice President of Purchaser, authorized by Purchaser to execute such certificate, substantially in the form and to the effect of Exhibit L hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit M hereto.

     8.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

     8.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit WL and/or PD, as the case may be, and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

     8.06 Third Party Consents. The consents (or in lieu thereof waivers) listed in Section 8.06 of the Disclosure Schedule shall have been obtained and shall be in full force and effect and copies of each such consent (or in lieu thereof written waivers) shall be delivered to Sellers at or prior to Closing.

     8.07 Opinion of Counsel. Each Seller shall have received the opinion of John A. A. Bellamy, General Counsel to Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit N hereto.

     8.08 Deliveries. Purchaser shall have executed and delivered to (a) WL the
(i) appropriate Assumption Instruments; (ii) Product Asset Purchase Agreement in the form of Exhibit E; (iii) the Manufacturing Agreement in the form of Exhibit F, (iv) the Transition Services Agreement in the form of Exhibit G, (v) the Manufacturing Agreement in the form of Exhibit H, (vi) the Clinical and Toxicology Manufacturing Supply Agreement in the form of Exhibit I, (vii) the License Agreements in the form of Exhibit J, and (viii) the Guaranty Agreement in the form of Exhibit K and (b) PD the appropriate Assumption Instruments and
(c) the appropriate party all other documents, materials, or information necessary to fulfill Purchaser's obligations under this Agreement and/or the Operative Agreements.

                                   ARTICLE IX

                                   TAX MATTERS

     9.01 Transfer Tax. All transfer, documentary, sales, excise, use, filing, value added, recordation or other similar Taxes assessed upon or with respect to the transfer of the Assets of each of WL and PD, as the case may be, to Purchaser and any recording or filing fees with respect thereto shall be paid by Purchaser.

     9.02 Allocation of Taxes. Any liability for real property tax, personal property tax or any similar ad valorem obligation levied with respect to any Asset being sold by a Seller hereunder for a Post-Closing Tax Period which includes any date prior to the Closing Date will be apportioned ratably between such Seller and Purchaser as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. The parties will determine the amount of reimbursement to which each is entitled under this
Section 9.02 and such total proration amount will be paid by the party owing it to the other upon the Closing Date. In the event that subsequent to the Closing Date either WL, PD or Purchaser makes a payment for which it is entitled to reimbursement under this Section 9.02, the other party liable for reimbursement under this Section 9.02 will make such reimbursement promptly but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 9.02 and not made within ten (10) days of delivery of the statement will bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code.

     9.03 Other Taxes. All income, sales and other Taxes, not otherwise specifically provided for under Section 9.01 and 9.02 of this Agreement, or as otherwise specifically provided for by this Agreement or any of the Operative Agreements, shall be paid by the Person against whom such Taxes are levied or assessed.

                                    ARTICLE X

                                EMPLOYEE MATTERS

     10.01 Definitions. As used herein, "Active Employees" shall mean all of the Employees of the Business who are actively employed at the Closing Date and are listed on Section 3.10 of the Disclosure Schedule. "Inactive Employees" shall mean all of the Employees of the Business who, at the Closing Date, (i) are on an approved leave of absence and are expected to return within 6 months following the Closing Date and (ii) are listed on Section 3.10 of the Disclosure Schedule; "Transferred Employees" shall mean each such Active Employee who receives and accepts an offer of employment of Purchaser pursuant to Section 10.02(a) and each such Inactive Employee who accepts the offer of employment of Purchaser pursuant to Section 10.02(b); "New Hire Date" shall mean (i) with respect to any Active Employee who receives and accepts an offer of employment of Purchaser pursuant to Section 10.02(a), the day following the Closing Date; and (ii) with respect to any Inactive Employee who receives and accepts an offer of Purchaser pursuant to Section 10.02(b), the date of hire of such Employee following the expiration of his or her leave.

     10.02 Employment of Employees of the Business. (a) Purchaser in its sole discretion, may offer employment, as of the Closing Date, on an at-will basis to the Active and Inactive Employees of the Business. Such offer of employment extended by Purchaser shall provide for the employment of the Active Employees accepting such offer at a base salary which is at least equal to the base salary level being paid to each such Employee by WL.

     (b) Purchaser in its sole discretion, may offer employment on an at-will basis to the Inactive Employees upon the expiration of their applicable leave at a base salary which is at least equal to the base salary level being paid to each such Employee by WL provided that such Employee is able to return to work within six months after the Closing Date or such Employee has a legal right to return to work.

     10.03 Obligation to the Employees. Except as specifically provided herein, Purchaser shall be responsible for compensation, benefits and other employment-related matters of the Transferred Employees arising out of service with the Purchaser on and after the Transferred Employees' applicable New Hire Dates, and WL shall be responsible for compensation, benefits and other employment-related matters of the Transferred Employees arising out of service with WL prior to the Transferred Employees' applicable New Hire Date. WL shall retain all liabilities and obligations for applicable medical, dental, life and long-term disability plans, and other employee welfare and benefit plan benefits in respect of the Transferred Employees arising out of claims incurred prior to their applicable New Hire Dates to the extent provided under WL's applicable benefit plan. It is understood by the parties hereto that WL shall not be obligated for any medical or other benefit which is not covered under the provisions of the benefit plan in which the Transferred Employee or covered dependent is enrolled as of the Closing Date. Purchaser shall be responsible for claims incurred on and after such Transferred Employees' applicable New Hire Dates to the extent covered under an employee benefit plan of Purchaser. A claim shall be deemed to have been incurred upon the incurrence of a qualified expense for which reimbursement or treatment is sought; provided, however, a claim for a hospitalization stay (and medical treatment during such stay) which begins prior to a Transferred Employee's New Hire Date and which ends after such Transferred Employee's Transfer Date shall be deemed to have been incurred prior to such New Hire Date. WL's applicable benefit plan shall retain all liabilities and obligations for all health and welfare benefits with respect to any Transferred Employee who prior to and on his or her New Hire Date is hospitalized, or any Transferred Employee's dependent who is hospitalized prior to and on the Transferred Employee's New Hire Date, and shall continue such benefits and be liable for claims applicable to such hospital confinement and related medical treatment until such individual has been released from the hospital to the extent covered under WL's applicable benefit plans.

     10.04 Severance. (a) Each Employee who is not offered employment by Purchaser pursuant to Section 10.02 shall receive severence pay from WL in accordance with WL's Severance Plan in effect as of the date hereof, as listed in Section 10.04 of the Disclosure Schedule ("WL Severance Plan"). Purchaser shall reimburse WL for the amount of such severance pay. Purchaser shall not be responsible for the payment of any severance payment or similar payments that arise out of any arrangement other than the WL Severance Plan.

     (b) If any Transferred Employee is terminated by Purchaser within six months following the Closing Date, such Transferred Employee shall receive severance pay from Purchaser in an amount equal to the severance pay under WL's Severance Plan based upon the compensation in effect at the time of termination of employment, with appropriate credit for accumulated service with both WL and one or more predecessors, if WL would have taken such service into account under WL's Severance Plan had the termination occurred prior to the Closing Date. Purchaser shall not be responsible for payment of any Severance for Transferred Employees who voluntarily terminate their employment with Purchaser.

     (c) Purchaser shall require all Transferred Employees who receive severance pay under Section 10.04(b) to execute a waiver in favor of WL that waives (i) all Actions or Proceedings in respect of WL's Severance Plan and (ii) all matters regarding which such Employee executes a waiver in favor of Purchaser.

     (d) Any notification under the Federal Worker Adjustment and Retraining Notification Act or any similar applicable State or local law on or after the Closing Date shall be the responsibility of Purchaser. Any notification under the Federal Worker Adjustment and Retraining Notification Act prior to the Closing Date shall be the responsibility of WL.

     10.05 Medical Coverage. Purchaser agrees to provide coverage under Purchaser's group health plan to the Transferred Employees and their dependents as of their applicable New Hire Date.

     10.06 Retirement and Savings Plans. (a) With respect to those Transferred Employees who are participating in the Warner-Lambert Retirement Plan or the Union pension plan (collectively, the "Retirement Plan") as of the Closing Date, WL shall cease further accruals in the Retirement Plan in respect of such employees in accordance with the provisions of the Retirement Plan. WL shall retain the assets and liabilities under the Retirement Plan in respect of such benefits, and no assets of the Retirement Plan shall be transferred to Purchaser or any plan of Purchaser except to the extent of rollovers permitted by the Retirement Plan and any applicable plan of Purchaser. The Transferred Employees shall receive benefits under the Retirement Plan at the time and in the manner set forth in the Retirement Plan.

     (b) With respect to those Transferred Employees who are participating in the Warner-Lambert Savings and Stock Plan (the "Savings Plan") as of the Closing Date, such employees shall cease further contributions to the Savings Plan and WL shall cease further contributions in respect of such employees in accordance with the provisions of the Savings Plan. WL shall retain the assets and liabilities under the Savings Plan in respect of such benefits, and no assets of the Savings Plan shall be transferred to Purchaser or any plan of Purchaser except to the extent of rollovers permitted by the Savings Plan and any applicable plan of Purchaser.

     10.07 Vacation Pay. Purchaser shall be responsible for vacation leave entitlement earned with respect to all Transferred Employees with WL; provided, however, that the profit and loss statements for the Business shall reflect, as a current liability an accrual for all vacation accrued by all Transferred Employees prior to the Closing Date. Service with WL shall be deemed to be service with Purchaser for purposes of determining vacation time entitlements under Purchaser's vacation policies. Purchaser makes no provisions for providing cash value of unused vacation leave.

     10.08 Records. To the extent that service with either party is relevant with respect to any Employees or to the extent that any records related to services with either party are relevant with respect to any Employees, Purchaser and WL shall keep and provide each other with reasonable records and notification of such information as may be necessary with respect to such Employees. Purchaser and WL agree to comply with all federal and state laws relating to the confidentiality of such information.

     10.09 Workers Compensation. WL will be responsible for all workers compensation claims filed by any Transferred Employee, no matter when it is filed, when the occurrence giving rise to any such claim (or, in the case of a claim relating to occupational disease, the majority of the exposure) takes place prior to the Transferred Employee's applicable New Hire Date. Purchaser will be responsible for all workers compensation claims filed by any Transferred Employee when the occurrence giving rise to any such claim (or, in the case of a claim relating to occupational disease, the majority of the exposure) takes place on or after the Transferred Employee's applicable New Hire Date.

     10.10 Union. Notwithstanding the provisions of Section 10.02, if Purchaser and the Union agree on the material terms and conditions of a new collective bargaining agreement then Purchaser intends to offer employment to all Employees employed within the bargaining unit, who are Active Employees based upon such new terms and conditions. With respect to Employees within the bargaining unit who are Inactive Employees, Purchaser shall offer employment based upon such new terms and conditions upon expiration of their leave of absence provided that such person is able to return to work within a period of time agreed upon by Purchaser and the Union.

                                   ARTICLE XI

                       SURVIVAL; NO OTHER REPRESENTATIONS

     11.01 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 3.01, 3.02, 4.01 and 4.02 and the covenants and agreements contained in Sections 2.05 and 14.04, (b) five (5) years with respect to the covenants and agreements contained in Section 14.06, (c) until the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 3.06 and Article X and (insofar as they relate to ERISA or the Code) Section 3.09, (d) two (2) years with respect to the representations contained in Section 3.20,and (e) one (1) year in the case of each other representation and warranty, covenant and agreement, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (c) or (d) above will continue to survive if a Claim

Notice or Indemnity Notice (as applicable) shall have been timely given in good faith based on facts reasonably expected to establish a valid claim under
Article XII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article
XII. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth therein.

     11.02 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that neither WL nor PD, as the case may be, is making any representation or warranty whatsoever, express or implied, including but not limited to any implied representation or warranty as to condition, merchantability or suitability as to any of the Assets or other Properties of the Business, except those representations and warranties contained in Article III of this Agreement, the Operative Agreements, the Schedules and Exhibits hereto and thereto and in any certificate delivered pursuant to Section 7.03. In particular, neither Seller makes any representation or warranty to Purchaser with respect to (i) the information set forth in the Confidential Offering Memorandum dated April, 1997 provided to the Purchaser by WL or (ii) any financial projection or forecast relating to the Condition of the Seller's Business or (iii) any presentation by the Sellers of the Condition of the Seller's Business. With respect to any such projection or forecast delivered by or on behalf of any Seller to Purchaser, Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and (iv) it shall have no claim against WL or PD, as the case may be, with respect to such projections and forecasts prepared in good faith by WL or PD, as the case may be.

                                   ARTICLE XII

                                 INDEMNIFICATION

     12.01 Indemnification. (a) Subject to paragraph (c) of this Section and the other Sections of this Article XII, each of WL and PD, as the case may be, shall indemnify Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

          (i) Any Retained Liability of the Sellers including, but not limited to, any claim arising from any liability under or violation of any Environmental Laws arising from any action taken or omitted to be taken on or prior to the Closing Date;

          (ii) Misrepresentation or breach of warranty or covenant or agreement by either of the Sellers made or contained in this Agreement, the Operative

Agreements or in any Exhibit, Schedule, certificate or other instrument furnished or to be furnished to the Purchaser under this Agreement or the Operative Agreements;

          (iii) Failure to comply with any bulk sales or similar laws applicable to the transactions contemplated by this Agreement;

          (iv) Litigation or other claims arising from acts, failures to act or events relating to the Business or the Assets which occurred prior to the Closing Date, including without limitation product liability and product warranty claims for products sold by the Sellers prior to the Closing Date; and

          (v) Any acts or omissions to act by the Sellers or their Affiliates, or any of their employees, agents or representatives, that result in any violation or alleged violation of any Law, or Order, that in any manner financially adversely affects the rights and benefits of the Purchaser under this Agreement or under any of the Operative Agreements.

          (vi) The use of the Assets and Properties of the Business or operation of the Facility or the Business prior to the Closing Date.

     Furthermore, the parties agree that in no event will either PD or WL, as the case may be, be liable to Purchaser for special, consequential, indirect, punitive or similar damages including, without limitation, lost profits, for either WL's or PD's, as the case may be, actions or failure to act.

     (b) Subject to paragraph (c) of this Section and the other Sections of this
Article XII, Purchaser shall indemnify each of WL and PD, as the case may be, and their respective officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

          (i) The Assumed Liabilities;

          (ii) Misrepresentation or breach of warranty or covenant or agreement by the Purchaser made or contained in this Agreement, the Operative Agreements or in any Exhibit, Schedule, certificate or other instrument furnished or to be furnished to the Sellers under this Agreement or the Operative Agreements;

          (iii) Litigation or other claims arising from acts, failures to act or events relating to the Business or the Assets which occurred after the Closing Date, including without limitation product liability and product warranty claims from products sold after the Closing Date by Purchaser and liability under or violations of Environmental Laws but excluding Claims to the extent arising from the existence of liabilities or violations of Environmental Laws which occurred prior to the Closing Date which could not have been mitigated by Purchaser after the Closing Date;

          (iv) The use of the Assets and Properties of the Business or operation of the Facility or the Business on and after the Closing Date;

          (v) Any acts or omissions to act by the Purchaser or its Affiliates, or any of their employees, agents or representatives, that result in any violation or alleged violation of any Law or Order that in any manner adversely affects the rights and benefits of the Sellers under this Agreement or under any of the Operative Agreements; and

          (vi) The use by Purchaser or any Affiliate or third party of the Establishment License, in the operation of the Facility or in the manufacture, use, sale, storage or shipment of any products for itself or any Affiliate or third party, including, without limitation, any acts or failures to act of any party other than Sellers, which result in a failure on the part of Sellers to be in compliance with the requirements of the Establishment License or any laws, rules or regulations applicable thereto.

     (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under paragraph (a) or (b) of Section 12.01:

          (i) unless, with respect to any claim, such claim involves Losses in excess of $50,000;

          (ii) unless, until and then only to the extent that the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in such paragraphs in excess of $500,000 in the aggregate;

          (iii) with respect to any claim for indemnification thereunder, unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, (A) as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and (B) in any event prior to the applicable Cut-off Date. A Claim for which notice was timely given pursuant to this Article shall include all costs associated with the subject matter of the Claim, whether or not evident when the notice was given;

          (iv) with respect to any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to perform a covenant or agreement that is either (A) disclosed in a written notice, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, delivered by the Indemnifying Party to the Indemnified Party after the date of this Agreement and at or prior to the Closing or (B) otherwise actually known to the Indemnified Party prior to the Closing, if the Indemnified Party nevertheless elects to close (regardless of whether the Indemnified

Party waives such misrepresentation, breach, nonfulfillment or failure in writing or otherwise);

          (v) with respect to any Loss, to the extent that the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including but not limited to the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity;

          (vi) with respect to any Loss suffered, incurred or sustained by any party or its Affiliates or to which any of them becomes subject to the extent it arises from or was caused by actions taken or failed to be taken by such party or any of its Affiliates after the Closing; or

          (vii) with respect to any Loss, to the extent that such Loss is caused by (a) any inaccuracy of a representation or breach of a warranty made by the Indemnified Party in the Agreement or (b) the negligence or willful misconduct of such Indemnified Party or any of its officers, directors, employees, agents or affiliates.

     (d) The limitations contained in clauses (i), (ii) and (iii) of Section 12.01(c) shall not apply to Losses arising from breach of (x) the agreements of WL and/or PD, as the case may be, contained in Sections 3.12(e), 5.10, 5.11,
14.04 and 14.06 and of Purchaser contained in Sections 14.04 and 14.06 and (y) Purchaser's and WL's and/or PD's, as the case may be, respective obligations hereunder with respect to Assumed Liabilities and Retained Liabilities (including, without limitation, any administrative or judicial proceeding initiated by the United States Environmental Protection Agency under CERCLA or by any state authority under similar state laws, which are currently pending against Sellers).

     12.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 12.01 will be asserted and resolved as follows:

     (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 12.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than either Seller, Purchaser or any Affiliate of either Seller or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section
12.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

          (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified

Party with respect to the Third Party Claim pursuant to this Section 12.02(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will not be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 12.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests and not prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in clause (ii) below, if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 12.01 with respect to such Third Party Claim.

          (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 12.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its

Affiliates). Notwithstanding the foregoing provisions of this Section 12.02(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense or settlement pursuant to this Section 12.02(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.

          (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 12.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

     (b) In the event any Indemnified Party should have a claim under Section
12.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.02 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

     (c) In the event of any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement as to which an Indemnified Party would be entitled to claim indemnity under Section 12.01 but for the provisions of
Section 12.01(c)(ii), such Indemnified Party may nevertheless deliver a written notice to the Indemnifying Party containing the information that would be required in a Claim Notice or an Indemnity Notice, as applicable, with respect to such Loss. In the case of a Claim Notice, the provisions of Section 12.02(a)(i) will be applicable. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described therein or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party for purposes of making the determination set forth in Section 12.01(c)(ii). If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

     (d) In the event of any claim for indemnity under Section 12.01(a), Purchaser agrees to give Sellers and their respective Representatives reasonable access to the Business Books and Records and Employees in connection with the matters for which indemnification is sought to the extent WL reasonably deems necessary in connection with its rights and obligations under this Article XII.

     12.03 Exclusivity. After the Closing, to the extent permitted by Law, the indemnities set forth in this Article XII shall be the exclusive remedies of Purchaser, WL and PD, as the case may be, and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

                                  ARTICLE XIII

                                   TERMINATION

     13.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

     (a) at any time before the Closing, by mutual written agreement of WL and Purchaser;

     (b) at any time before the Closing, by either Seller or Purchaser, in the event that any Order or Law becomes effective restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements upon notification of the non-terminating party by the terminating party; or

     (c) at any time after March 15, 1998 by either Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a delay in the procurement of any approval of any Governmental or Regulatory Authority set forth in Schedule 4.04 and Schedule 5.01.

     13.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 13.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of either WL or PD, as the case may be, or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to expenses in Section 14.04 and confidentiality in
Section 14.06 will continue to apply following any such termination.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission (with the original promptly sent by any of the other methods herein) or mailed ( certified or registered, return receipt requested) or by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                  King Pharmaceuticals, Inc.
                  501 Fifth Street
                  Bristol, Tennessee  37620
                  Attn:  Chairman of the Board

                  with a copy to:

                  John A. A. Bellamy, Esq.
                  Executive Vice President and General Counsel
                  King Pharmaceuticals, Inc.
                  501 Fifth Street
                  Bristol, Tennessee  37620

                  and to:

                  Verne C. Hampton II
                  Dickinson, Wright, Moon, Van Dusen & Freeman
                  500 Woodward Avenue, Suite 4000
                  Detroit, Michigan  48226

                  If to WL or PD, to:

                  Warner-Lambert Company
                  201 Tabor Road
                  Morris Plains, NJ 07950
                  Facsimile No.:  973-540-4009
                  Attn: President, Pharmaceutical Sector

                  with a copy to:

                  Warner-Lambert Company
                  201 Tabor Road
                  Morris Plains, NJ 07950
                  Facsimile No.: 973-540-3927
                  Attn: Vice President and General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         14.02 Bulk Sales Act. The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction. WL shall indemnify Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the failure of WL or PD, as the case may be, to comply with the terms of any such provisions applicable to the transactions contemplated by this Agreement.

            14.03 Entire Agreement. This Agreement and the Operative
Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain nondisclosure agreement between WL and the Purchaser dated August 21, 1997, and, together with the Exhibits and Schedules attached to this Agreement or the Operative Agreements, which are hereby deemed to have been fully incorporated herein or therein by reference hereto or thereto, contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         14.04 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 13.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

     14.05 Public Announcements. At all times at or before the Closing, WL, PD and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom WL or PD, as the case may be, sells goods or provides services in connection with the Business or with whom WL or PD, as the case may be, otherwise has significant business relationships in connection with the Business with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. WL, PD and Purchaser will also obtain each party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement. Attached hereto as Section 14.05 of the Disclosure Schedule is a mutually agreed upon press release the publication of which the parties consent to on the Closing Date upon consummation of the transactions contemplated herein and in the Operative Agreements. The terms of this Section will not apply in connection with consents, notices, approvals and filings referred to in Schedule 4.03, 4.04 and 5.04.

     14.06 Confidentiality. For a period of five (5) years from the Closing Date, each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative) all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. The foregoing restrictions shall not apply to documents and information (i) compelled to be disclosed by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, or (iii) required in any document relating to the sale or proposed sale of Purchaser's stock to the public. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     14.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     14.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     14.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XII. This Agreement may be amended, supplemented, modified or terminated by the parties without notice or other obligation to any Person not a party hereto and entitled to such indemnity.

     14.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary or an Affiliate, provided that any such assignee agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Purchaser may also grant security interests in the Assets at or at or after the Closing.

     14.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     14.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     14.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Michigan applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     14.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                         PARKEDALE PHARMACEUTICALS, INC.


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                         WARNER-LAMBERT COMPANY


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         PARKE, DAVIS & COMPANY


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title: